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                                                                     EXHIBIT 3.1


                       RESTATED ARTICLES OF INCORPORATION

                                       OF

                             PILLOWTEX CORPORATION

         Pursuant to the provisions of Article 4.07 of the Texas Business Corporation Act (the "Act"), Pillowtex Corporation (the "Corporation") hereby adopts Restated Articles of Incorporation, which accurately copy the Articles of Incorporation and all amendments thereto that are in effect to date, as further amended by these Restated Articles of Incorporation, and which contain no other change in any provision thereof.

         ARTICLE ONE.     The name of the Corporation is Pillowtex Corporation.

         ARTICLE TWO.     The following amendments to the Articles of
Incorporation were adopted by the unanimous written consent of the shareholders of the Corporation as of January 18, 1993:

         Article V of the Articles of Incorporation is hereby amended to read in its entirety as follows:

                                   "ARTICLE V

                          The aggregate number of shares which the corporation
                 is authorized to issue is 50,000,000 shares consisting of 30,000,000 shares of Common Stock, having a par value of $0.01 per share and 20,000,000 shares of Preferred Stock, having a par value of $0.01 per share.

                          The following is a statement of the relative rights,
                 preferences and limitations with respect to the shares of each class of capital stock of the corporation, insofar as the same are fixed in these Articles of Incorporation, and of the authority expressly vested in the Board of Directors of the corporation to divide the Preferred Stock into series and to fix and determine the variations in the relative rights and preferences as between series:

                            A.      Preferred Stock

                                  1.       The Preferred Stock may, from time
                          to time, be divided into and issued in one or more series. The shares of each series may have such designations, preferences, limitations and relative rights, including voting rights, as are stated herein and in one or more resolutions providing for the issue of such series adopted by the Board of Directors as hereinafter provided.



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                                  2.       To the extent that these Articles of
                          Incorporation do not fix and determine the variations in the relative rights and preferences of the Preferred Stock, both in relation to the Common Stock and as between series of Preferred Stock, the Board of Directors of the corporation is expressly vested with the authority to divide the Preferred Stock into one or more series and, within the limitations set forth in these Articles of Incorporation, to fix and determine the designation, preferences, limitations and relative rights of the shares of any series so established, and, with respect to each such series, to fix by one or more resolutions providing for the issue of such series, the following:

                                        (a)     The maximum number of shares to
                                  constitute such series and the distinctive designation thereof;

                                        (b)     The annual dividend rate, if
                                  any, on the shares of such series and the date or dates from which dividends shall commence to accrue or accumulate as herein provided, and whether dividends shall be cumulative;

                                        (c)     The price at and the terms and
                                  conditions on which the shares of such series may be redeemed, including, without limitation, the time during which shares of the series may be redeemed, the premium, if any, over and above the par value thereof and any accumulated dividends thereon that the holders of shares of such series shall be entitled to receive upon the redemption thereof, which premium may vary at different dates and may also be different with respect to shares redeemed through the operation of any retirement or sinking fund;

                                        (d)     The liquidation preference, if
                                  any, over and above the par value thereof, and any accumulated dividends thereon, that the holders of shares of such series shall be entitled to receive upon the voluntary or involuntary liquidation, dissolution or winding up of the affairs of the corporation;

                                        (e)     Whether or not the shares of
                                  such series shall be subject to the operation of a retirement or sinking fund, and, if so, the extent and manner in which any such retirement

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                                  or sinking fund shall be applied to the
                                  purchase or redemption of the shares of such series for retirement or for other corporate purposes, and the terms and provisions relative to the operations of such retirement or sinking fund;

                                        (f)     The terms and conditions, if
                                  any, on which the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes of capital stock of the corporation or any series of any other class or classes, or of any other series of the same class, including the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, provided that shares of such series may not be convertible into shares of a series or class that has prior or superior rights and preferences as to dividends or distribution of assets of the corporation upon voluntary or involuntary liquidation, dissolution or winding up of the affairs of the corporation;

                                        (g)     The voting rights, if any, on
                                  the shares of such series; and

                                        (h)     Any or all other preferences
                                  and relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, as shall not be inconsistent with the law or with this
                                  Article V.

                                  3.       All shares of any one series of
                          Preferred Stock shall be identical with each other in all respects, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon, if any, shall be cumulative; and all series shall rank equally and be identical in all respects, except as provided in Paragraph 1 of this Section A and except as permitted by the provisions of Paragraph 2 of this Section A.

                                  4.       Except to the extent restricted or
                          otherwise provided in the resolution or resolutions adopted by the Board of Directors providing for the issue of any series of Preferred Stock, no dividends (other than dividends payable in Common Stock) on any class or classes of capital stock of the corporation ranking, with respect to dividends,

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                          junior to the Preferred Stock, or any series thereof,
                          shall be declared, paid or set apart for payment, until and unless the holders of shares of Preferred Stock of each senior series shall have been paid, or there shall have been set apart for payment, cash dividends, when and as declared by the Board of Directors out of funds of the corporation legally available therefor, at the annual rate, and no more, fixed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such series.

                                  5.       To the extent provided in the
                          resolution or resolutions adopted by the Board of Directors providing for the issue of any series of Preferred Stock, upon the voluntary or involuntary liquidation, dissolution or winding up of the affairs of the corporation, before any payment or distribution of the assets of the corporation (whether capital or surplus) shall be made to or set apart for the holders of any class or classes of capital stock of the corporation ranking junior, as to liquidation rights, to the Preferred Stock, or any series thereof, the holders of the shares of the Preferred Stock shall be entitled to receive payment at the rate fixed in the resolution or resolutions adopted by the Board of Directors providing for the issue of the respective series. Unless otherwise provided in the resolution or resolutions adopted by the Board of Directors providing for the issue of any series of Preferred Stock, for the purposes of this Paragraph 5 and Paragraph 2(d) of this Section A, neither the consolidation nor merger of the corporation with one or more other corporations shall be deemed to be a liquidation, dissolution or winding up.

                                  6.       The corporation, at the option of
                          the Board of Directors, may redeem, unless otherwise provided in the resolution establishing a series of Preferred Stock, at such time as is fixed (and if not so fixed, at any time) in the resolution or resolutions adopted by the Board of Directors providing for the issue of a series, the whole or, from time to time, any part of the Preferred Stock of any series then outstanding, at the par value thereof, plus in every case an amount equal to all accumulated dividends, if any (whether or not earned or declared), with respect to each share so redeemed and, in addition thereto, the amount of the premium, if any, payable upon such redemption fixed in the resolution or resolutions adopted by

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                          the Board of Directors providing for the issue of
                          such series. The Board of Directors shall have full power and authority, subject to the limitations and provisions contained herein and in the Texas Business Corporation Act, to prescribe the terms and conditions upon which the Preferred Stock shall be redeemed from time to time.

                                  7.       Shares of Preferred Stock that have
                          been redeemed, purchased or otherwise acquired by the corporation or that, if convertible or exchangeable, have been converted into or exchanged for shares of capital stock of any other class or classes or any series of any other class or classes or of any other series of the same class, shall be cancelled and such shares may not under any circumstances thereafter be reissued as Preferred Stock, and the corporation shall from time to time cause all such acquired shares of Preferred Stock to be cancelled in the manner provided by law.

                                  8. Nothing herein contained shall limit any legal right of the corporation to purchase any shares of the Preferred Stock.

                                        B.      Common Stock

                                  1. Shares of Common Stock may be issued by the corporation from time to time for such consideration as may lawfully be fixed by the Board of Directors.

                                  2.       The Common Stock shall be entitled
                          to one vote per share on all matters. Cumulative voting for directors shall not be permitted and is hereby expressly denied.

                                  3.       Subject to the prior rights and
                          preferences of the Preferred Stock set forth in this
                          Article V, or in any resolution or resolutions providing for the issuance of a series of Preferred Stock, and to the extent permitted by the laws of the State of Texas, the holders of Common Stock shall be entitled to receive such cash dividends as may be declared and made payable by the Board of Directors.

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                                  4.       After payment shall have been made
                          in full to the holders of any series of Preferred Stock having preferred liquidation rights, upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the corporation, the remaining assets and funds of the corporation shall be distributed among the holders of the Common Stock according to their respective shares."

Article VIII of the Articles of Incorporation is hereby amended to read in its entirety as follows:

                                 "ARTICLE VIII

                          The number of directors shall be fixed in the manner
                 provided in the Bylaws of the corporation. The current Board of Directors consists of four directors, and the names and addresses of the persons who are serving as directors until their successors are elected and qualified are:

                          Name                   Address
                          ----                   -------
                 Mary R. Silverthorne            10640 Lennox Lane
                                                 Dallas, Texas 75229

                 Charles M. Hansen, Jr.          4111 Mint Way
                                                 Dallas, Texas 75237

                 Scott E. Shimizu                4111 Mint Way
                                                 Dallas, Texas 75237

                 Philip J. Souza                 4111 Mint Way
                                                 Dallas, Texas 75237"

Article IX of the Articles of Incorporation is hereby amended to read in its entirety as follows:

                                  "ARTICLE IX

                          The corporation may purchase, directly or indirectly,
                 its own shares to the extent of the surplus of the corporation."

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Article X of the Articles of Incorporation is hereby amended to read in its entirety as follows:

                                   "ARTICLE X

                 A. Approval of Certain Business Combinations. A Business Combination (as hereinafter defined) shall require (I) only such affirmative vote as is required by law and any other provision of these Articles of Incorporation, if all of the conditions specified in either of Paragraph 1 or Paragraph 2 of this Section A are met or (ii) in addition to any affirmative vote required by law or these Articles of Incorporation, the affirmative vote of the holders of at least 80% of the voting power of the then outstanding shares of capital stock of the corporation entitled to vote generally in the election of directors (referred to in this Article X as the "Voting Stock"), voting together as a single class (it being understood that for the purposes of this Article X, each share of the Voting Stock shall have the number of votes granted to it pursuant to Article V of these Articles of Incorporation). Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law.

                                  1. Approval by Disinterested Directors. The Business Combination shall have been approved by a majority of the Disinterested Directors (as hereinafter defined).

                                  2.       Price and Procedure Requirements.
                          All of the following conditions shall have been met:

                                        (a)     The aggregate amount of the
                                  cash and the Fair Market Value (as
                                  hereinafter defined) as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of shares of Common Stock in such Business Combination shall be at least equal to the higher of the following:

                                                 (I)      (if applicable) the
                                        highest price per share (including any
                                        brokerage commissions, transfer
                                        taxes and soliciting dealers' fees)
                                        paid by the Interested Shareholder
                                        (as hereinafter defined) for any
                                        shares of Common Stock or the common
                                        stock of any Predecessor Corporation
                                        (as hereinafter defined) acquired by
                                        it (1) within the two-year

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                                        period immediately prior to the first
                                        public announcement of the terms of the
                                        proposed Business Combination (the
                                        "Announcement Date") or (2) in the
                                        transaction in which it became an
                                        Interested Shareholder, whichever is
                                        higher; and

                                                (ii)     the Fair Market Value
                                        per share of Common Stock on the
                                        Announcement Date or on the date on
                                        which the Interested Shareholder
                                        became an Interested Shareholder
                                        (such later date is referred to in
                                        this Article X as the "Determination
                                        Date"), whichever is higher.

                                        (b)     The aggregate amount of the
                                  cash and the Fair Market Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of shares of any class of outstanding Voting Stock other than Common Stock shall be at least equal to the highest of the following (it being intended that the requirements of this Paragraph 2(b) shall be required to be met with respect to every class of outstanding Voting Stock, whether or not the Interested Shareholder has previously acquired any shares of a particular class of Voting Stock);

                                                (I)      (if applicable) the
                                        highest price per share (including any
                                        brokerage commissions, transfer taxes
                                        and soliciting dealers' fees) paid by
                                        the Interested Shareholder for any
                                        shares of such class of Voting Stock or
                                        a substantially identical class of
                                        stock of any Predecessor Corporation
                                        acquired by it (1) within the two-year
                                        period immediately prior to the
                                        Announcement Date or (2) in the
                                        transaction in which it became an
                                        Interested Shareholder, whichever is
                                        higher;

                                                (ii)     (if applicable) the
                                        highest preferential amount per share
                                        to which the holders of shares of such
                                        class of Voting Stock are entitled in
                                        the event of any voluntary or
                                        involuntary liquidation,

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                                        dissolution or winding up of the
                                        corporation; and

                                                (iii)    the Fair Market Value
                                        per share of such class of Voting Stock
                                        on the Announcement Date or on the
                                        Determination Date, whichever is
                                        higher.

                                              The consideration to be
                                  received by holders of a particular class of outstanding Voting Stock (including Common Stock) shall be in cash or in the same form as the Interested Shareholder has previously paid for shares of such class of Voting Stock or stock of a Predecessor Corporation. If the Interested Shareholder has paid for shares of any class of Voting Stock or stock of a Predecessor Corporation with varying forms of consideration, the form of consideration for such class of Voting Stock shall be either cash or the form used to acquire the largest number of shares of such class of Voting Stock or stock of a Predecessor Corporation previously acquired by it. The price determined in accordance with Paragraphs 2(a) and 2(b) of this Section A shall be subject to appropriate adjustment in the event of any special dividend or other disposition of material assets other than in the ordinary course of business, stock dividend, stock split, combination of shares or similar event. Whether specific consideration satisfies this subsection shall be determined by vote of a majority of the Disinterested Directors.

                                        (d)     After such Interested
                                  Shareholder has become an Interested
                                  Shareholder and prior to the consummation of such Business Combination: (I) except as approved by a majority of the Disinterested Directors, there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) on any outstanding stock having preference over the Common Stock as to dividends or upon liquidation; (ii) there shall have been (1) no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock), except as approved by a majority of the Disinterested Directors, and (2) an increase in such annual

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                                  rate of dividends as necessary to reflect any
                                  reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction that has the effect of reducing the number of outstanding shares of the Common Stock, unless the failure so to increase such annual rate is approved by a majority of the Disinterested Directors; and
                                    such Interested Shareholder shall not
                                  have become the beneficial owner of any
                                  additional shares of Voting Stock except as part of the transaction that results in such Interested Shareholder becoming an Interested Shareholder.

                                        (e)     After such Interested
                                  Shareholder has become an Interested
                                  Shareholder, such Interested Shareholder shall not have received the benefit, directly or indirectly (except proportionately as a shareholder), of any loans, advances, guaranties, pledges or other financial assistance or any tax credits or other tax advantages provided to or by the corporation, whether in anticipation of or in connection with such Business Combination or otherwise.

                                        (f)     A proxy or information
                                  statement describing the proposed Business
                                  Combination and complying with the
                                  requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall have been mailed to public shareholders of the corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions).

                          B.      Certain Definitions. For purposes of this
                             Article X:

                                  1.       "Business Combination" shall mean
                                  any transaction that is referred to in any one or more of the following clauses (a) through (e):

                                        (a)     any merger or consolidation of
                                  the corporation or any Subsidiary (as
                                  hereinafter defined) with (I) any Interested
                                  Shareholder or (ii) any other corporation
                                  (whether or not

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                                  itself an Interested Shareholder) that is, or
                                  after such merger or consolidation would be, an Affiliate (as hereinafter defined) of an Interested Shareholder; or

                                        (b)     any sale, lease, exchange,
                                  mortgage, pledge, transfer or other
                                  disposition (in one transaction or a series of transactions) to or with any Interested Shareholder or any Affiliate of any Interested Shareholder of any assets of the corporation or any Subsidiary having an aggregate Fair Market Value of $5,000,000 or more; or

                                              the issuance or transfer by the
                                  corporation or any Subsidiary (in one
                                  transaction or series of transactions) of any securities of the corporation or any Subsidiary to any Interested Shareholder or any Affiliate of any Interested Shareholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value of $5,000,000 or more; or

                                        (d)     the adoption of any plan or
                                  proposal for the liquidation or dissolution of the corporation proposed by or on behalf of any Interested Shareholder or any Affiliate of any Interested Shareholder; or

                                        (e)     any reclassification of
                                  securities (including any reverse stock
                                  split) or recapitalization of the
                                  corporation, or any merger or consolidation of the corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Shareholder) that has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of Equity Security (as hereinafter defined) of the corporation or any Subsidiary that is directly or indirectly owned by any Interested Shareholder or any Affiliate of any Interested Shareholder.

                                  2.       "Person" shall mean any individual,
                          firm, corporation or other entity.

                                  3.       "Interested Shareholder" shall mean
                          any Person (other than the corporation or any





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                          Subsidiary or employee benefit plan of the
                          corporation or any Subsidiary) that:

                                        (a)     is the beneficial owner,
                                  directly or indirectly, of 10% or more of the voting power of the outstanding Voting Stock; or

                                        (b)     at any time within the two-year
                                  period immediately prior to the date in
                                  question was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding Voting Stock; or

                                              is an assignee of or has
                                  otherwise succeeded to any shares of Voting
                                  Stock or of capital stock of any Predecessor
                                  Corporation that were at any time within the two-year period immediately prior to the date in question beneficially owned by any Interested Shareholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

                                  4.       A person shall be a "beneficial
                          owner" of any stock that:

                                        (a) such Person or any of its
                                  Affiliates or Associates (as hereinafter defined) beneficially owns directly or indirectly; or

                                        (b)     such Person or any of its
                                  Affiliates or Associates has (I) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (ii) the right to vote pursuant to any agreement, arrangement or understanding; or

                                              is beneficially owned, directly
                                  or indirectly, by any other Person with which such Person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of such stock.

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                                  5.       For the purpose of determining
                          whether a Person is an Interested Shareholder pursuant to Paragraph 3 of this Section B, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through application of Paragraph 4 of this Section B but shall not include any other shares of Voting Stock that may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

                                  6.       "Affiliate" and "Associate" shall
                          have the meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on January 1, 1993.

                                  7.       "Subsidiary" means any corporation
                          of which a majority of any class of Equity security is owned, directly or indirectly, by the corporation, provided, however, that for purposes of the definition of Interested Shareholder set forth-in Paragraph 3 of this Section B, the term "Subsidiary" shall mean only a corporation of which a majority of each class of Equity Security is owned, directly or indirectly, by the corporation.

                                  8.       "Disinterested Director" means any
                          member of the Board of Directors who is unaffiliated with the Interested Shareholder and was a member of the Board of Directors immediately before the time that the Interested Shareholder became an Interested Shareholder, and any successor of a Disinterested Director who is unaffiliated with the Interested Shareholder and is recommended to succeed a Disinterested Director by a majority of Disinterested Directors then on the Board of Directors.

                                  9.       "Fair Market Value" means: (a) in
                          the case of stock, (I) the highest closing sale price of a share of stock during the 30-day period immediately preceding the date in question on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or (ii) if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period immediately preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any similar system

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                          then in use, or (iii) if no such quotations are
                          available, the fair market value on the date in question of a share of such stock as determined by a majority of the Disinterested Directors in good faith; or (b) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by a majority of the Disinterested Directors in good faith.

                                  10.      In the event of any Business
                          combination in which the corporation survives, the phrase "consideration other than cash to be received" as used in Paragraphs 2 (a) and 2 (b) of Section A of this Article X shall include the shares of Common Stock and the shares of any other class of outstanding Voting Stock retained by the holders of such shares.

                                  11.      "Equity Security" shall have the
                          meaning ascribed to such term in Section 3(a)(11) of the Securities Exchange Act of 1934, as in effect on January 1, 1993.

                                  12. A "Predecessor Corporation" includes any corporation of which the corporation was at one time a wholly-owned subsidiary, or of which the corporation would be deemed to be a legal successor in interest (by contract or by merger or other operation of law).

                          C. Powers of the Board of Directors. A majority of the Disinterested Directors shall have the power and duty to determine for the purposes of this Article X, on the basis of information known to them after reasonable inquiry, (1) whether a Person is an Interested Shareholder, (2) the number of shares of Voting Stock beneficially owned by any Person,
                 (3) whether a Person is an Affiliate or Associate of another,
                 (4) whether the assets that are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the corporation or any subsidiary in any Business Combination has, an aggregate Fair Market Value of $5,000,000 or more. A majority of the Disinterested Directors shall have the further power to interpret all of the terms and provisions of this Article X.

                          D. No Effect on Fiduciary Obligations of Interested Shareholders. Nothing contained in this Article X shall be construed to relieve any Interested Shareholder from any fiduciary obligation imposed by law.

                          E. Amendment of Article X. Notwithstanding any other provisions of these Articles of Incorporation or the Bylaws of the corporation (and notwithstanding the fact that a lesser percentage may be specified by law, these Articles of Incorporation or the Bylaws of the corporation), the affirmative vote of the holders of 80% or more of the outstanding Voting Stock, voting together as a single class, shall be required to amend or repeal, or adopt any provision inconsistent with, this Article X or any provision hereof."

A new Article XI is hereby added to the Articles of Incorporation to read in its entirety as follows:

                                  "ARTICLE XI

                 All actions of the shareholders must be taken at an annual or special meeting of shareholders and may not be taken by a consent or consents in writing."

A new Article XII is hereby added to the Articles of Incorporation to read in its entirety as follows:

                                  "ARTICLE XII

                 Special meetings of shareholders of the corporation may be called only by the Chief Executive Officer or the Board of Directors of the corporation or by the holders of at least 50% of all shares entitled to vote at the proposed meeting."

A new Article XIII is hereby added to the Articles of Incorporation to read in its entirety as follows:

                                 "ARTICLE XIII

                 The Board of Directors of the corporation only shall have the power to make, alter or repeal the Bylaws of the corporation."

A new Article XIV is hereby added to the Articles of Incorporation to read in its entirety as follows:

                                  "ARTICLE XIV

                 To the fullest extent permitted by Texas statutory or decisional law, as the same exists or may hereafter be amended or interpreted, a director of the corporation shall not be liable to the corporation or its shareholders for any act or omission in such director's capacity as a director. Any repeal or amendment of this
         Article XIV, or adoption of any other provision of these Articles of Incorporation inconsistent with this Article XIV by the shareholders of the corporation shall be prospective only and shall not adversely affect any limitation on the liability to the corporation or its shareholders of a director of the corporation existing at the time of such repeal, amendment or adoption of an inconsistent provision."

A new Article XV is hereby added to the Articles of Incorporation to read in its entirety as follows:

                                  "ARTICLE XV

                 No contract or other transactions between the corporation and any other corporation, firm or individual shall be affected or invalidated by the fact that any one or more of the directors or officers of the corporation is or are interested in or is a director or officer of such other corporation, or a member of such firm, and any director or officer, individually or jointly, may be a party to or may be interested in any contract or transaction with the corporation, or in which the corporation is interested, and no contract, act or transaction of the corporation with any person or persons, firms or corporations, shall be affected or invalidated by the fact that any director or officer of the corporation is a party to or interested in such contract, act or transaction, or is in any way connected with such person or persons, firms or corporations, and each and every person who may become a director or officer of the corporation is hereby relieved from any liability that might otherwise exist from contracting with the corporation for the benefit of himself or any firm or corporation in which he may be in any way interested."

         ARTICLE THREE.   Each amendment to the Articles of Incorporation made
by these Restated Articles of Incorporation has been effected in conformity with the provisions of the Act.

         ARTICLE FOUR. The number of shares of Common Stock of the Corporation outstanding and entitled to vote was 6,611 at the time of adoption of these Restated Articles of Incorporation.

         ARTICLE FIVE. The holders of all of the shares of Common Stock outstanding and entitled to vote have signed a written consent to the adoption of these Restated Articles of Incorporation.

         ARTICLE SIX. The Articles of Incorporation and all amendments and supplements thereto are hereby superseded by the following Restated Articles of
Incorporation:

                                   ARTICLE I

         The name of the corporation is Pillowtex Corporation.

                                   ARTICLE II

         The period of its duration is perpetual.

                                  ARTICLE III

         The purpose for which the corporation is organized is to transact any and all lawful business for which corporations may be incorporated under the Texas Business Corporation Act.

                                   ARTICLE IV

         The address of the initial registered office of the corporation is 4111 Mint Way, Dallas, Texas 75237, and the name of the initial registered agent of the corporation at such address is Jeffrey D. Cordes.

                                   ARTICLE V

         The aggregate number of shares which the corporation is authorized to issue is 50,000,000 shares consisting of 30,000,000 shares of Common Stock, having a par value of $0.01 per share and 20,000,000 shares of Preferred Stock, having a par value of $0.01 per share.

         The following is a statement of the relative rights, preferences and limitations with respect to the shares of each class of capital stock of the corporation, insofar as the same are fixed in these Articles of Incorporation, and of the authority expressly vested in the Board of Directors of the corporation to divide the Preferred Stock into series and to fix and determine the variations in the relative rights and preferences as between series:

                            A.      Preferred Stock

                 1. The Preferred Stock may, from time to time, be divided into and issued in one or more series. The shares of each series may have such designations, preferences, limitations and relative rights, including voting rights, as are stated herein and in one or more resolutions providing for the issue of such series adopted by the Board of Directors as hereinafter provided.

                 2. To the extent that these Articles of Incorporation do not fix and determine the variations in the relative rights and preferences of the Preferred Stock, both in relation to the Common Stock and as between series of Preferred Stock, the Board of Directors of the corporation is expressly vested with the authority to divide the Preferred Stock into one or more series and, within the limitations set forth in these Articles of Incorporation, to fix and determine the designation, preferences, limitations and relative rights of the shares of any series so established, and, with respect to each such series, to fix by one or more resolutions providing for the issue of such series, the following:

                          (a) The maximum number of shares to constitute such series and the distinctive designation thereof;

                          (b) The annual dividend rate, if any, on the shares of such series and the date or dates from which dividends shall commence to accrue or accumulate as herein provided, and whether dividends shall be cumulative;

                                The price at and the terms and conditions on
                 which the shares of such series may be redeemed, including, without limitation, the time during which shares of the series may be redeemed, the premium, if any, over and above the par value thereof and any accumulated dividends thereon that the holders of shares of such series shall be entitled to receive upon the redemption thereof, which premium may vary at different dates and may also be different with respect to shares redeemed through the operation of any retirement or sinking fund;

                          (d) The liquidation preference, if any, over and above the par value thereof, and any accumulated dividends thereon, that the holders of shares of such series shall be entitled to receive upon the voluntary or involuntary liquidation, dissolution or winding up of the affairs of the corporation;

                          (e) Whether or not the shares of such series shall be subject to the operation of a retirement or sinking fund, and, if so, the extent and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or for other corporate purposes, and the terms and provisions relative to the operations of such retirement or sinking fund;

                          (f) The terms and conditions, if any, on which the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes of capital stock of the corporation or any series of any other class or classes, or of any other series of the same class, including the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, provided that shares of such series may not be convertible into shares of a series or class that has prior or superior rights and preferences as to dividends or distribution of assets of the corporation upon voluntary or involuntary liquidation, dissolution or winding up of the affairs of the corporation;

                          (g) The voting rights, if any, on the shares of such series; and

                          (h) Any or all other preferences and relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, as shall not be inconsistent with the law or with this Article V.

                 3. All shares of any one series of Preferred Stock shall be identical with each other in all respects, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon, if any, shall be cumulative; and all series shall rank equally and be identical in all respects, except as provided in Paragraph 1 of this Section A and except as permitted by the foregoing provisions of Paragraph 2.

                 4. Except to the extent restricted or otherwise provided in the resolution or resolutions adopted by the Board of Directors providing for the issue of any series of Preferred Stock, no dividends (other than dividends payable in Common Stock) on any class or classes of capital stock of the corporation ranking, with respect to dividends, junior to the Preferred Stock, or any series thereof, shall be declared, paid or set apart for payment, until and unless the holders of shares of Preferred Stock of each senior series shall have been paid, or there shall have been set apart for payment, cash dividends, when and as declared by the Board of Directors out of funds of the corporation legally available therefor, at the annual rate, and no more, fixed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such series.

                 5. To the extent provided in the resolution or resolutions adopted by the Board of Directors providing for the issue of any series of Preferred Stock, upon the voluntary or involuntary liquidation, dissolution or winding up of the affairs of the corporation before any payment or distribution of the assets of the corporation (whether capital or surplus) shall be made to or set apart for the holders of any class or classes of capital stock of the corporation ranking junior, as to liquidation rights, to the Preferred Stock, or any series thereof, the holders of the shares of the Preferred Stock shall be entitled to receive payment at the rate fixed in the resolution or resolutions adopted by the Board of Directors
         providing for the issue of the respective series.   Unless otherwise
         provided in the resolution or resolutions adopted by the Board of Directors providing for the issue of any series of Preferred Stock, for the purposes of this Paragraph 5 and Paragraph 2(d) of this Section A, neither the consolidation nor merger of the corporation with one or more other corporations shall be deemed to be a liquidation, dissolution or winding up.

                 6. The corporation, at the option of the Board of Directors, may redeem, unless otherwise provided in the resolution establishing a series of Preferred Stock, at such time as is fixed (and if not so fixed, at any time) in the resolution or resolutions adopted by the Board of Directors providing for the issue of a series, the whole or, from time to time, any part of the Preferred Stock of any series then outstanding, at the par value thereof, plus in every case an amount equal to all accumulated dividends, if any (whether or not earned or declared), with respect to each share so redeemed and, in addition thereto, the amount of the premium, if any, payable upon such redemption fixed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such series. The Board of Directors shall have full power and authority, subject to the limitations and provisions contained herein and in the Texas Business Corporation Act, to prescribe the terms and conditions upon which the Preferred Stock shall be redeemed from time to time.

                 7. Shares of Preferred Stock that have been redeemed, purchased or otherwise acquired by the corporation or that, if convertible or exchangeable, have been converted into or exchanged for shares of capital stock of any other class or classes or any series of any other class or classes or of any other series of the same class, shall be cancelled and such shares may not under any circumstances thereafter be reissued as Preferred Stock, and the corporation shall from time to time cause all such acquired shares of Preferred Stock to be cancelled in the manner provided by law.

                 8. Nothing herein contained shall limit any legal right of the corporation to purchase any shares of the Preferred Stock.

                                 B.      Common Stock

                 1. Shares of Common Stock may be issued by the corporation from time to time for such consideration as may lawfully be fixed by the Board of Directors.

                 2. The Common Stock shall be entitled to one vote per share on all matters. Cumulative voting for directors shall not be permitted and is hereby expressly denied.

                 3. Subject to the prior rights and preferences of the Preferred Stock set forth in this Article V, or in any resolution or resolutions providing for the issuance of a series of Preferred Stock, and to the extent permitted by the laws of the State of Texas, the holders of Common Stock shall be entitled to receive such cash dividends as may be declared and made payable by the Board of Directors.

                 4. After payment shall have been made in full to the holders of any series of Preferred Stock having preferred liquidation rights, upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the corporation, the remaining assets and funds of the corporation shall be distributed among the holders of the Common Stock according to their respective shares.

                                   ARTICLE VI

         No shareholder of the corporation will by reason of his holding shares of stock of the corporation have any preemptive or preferential rights to purchase or subscribe to any shares of any class of stock of the corporation, or any notes, debentures, bonds, warrants, options or other securities of the corporation, now or hereafter to be authorized.

                                  ARTICLE VII

         The corporation will not commence business until it has received for the issuance of its shares consideration of the value of one Thousand Dollars ($1,000.00), consisting of money paid, labor done or property actually received.

                                  ARTICLE VIII

         The number of directors shall be fixed in the manner provided in the Bylaws of the corporation. The current Board of Directors consists of four directors, and the names and addresses of the persons who are serving as directors until their successors are elected and qualified are:

              Name                            Address
              ----                            -------
         [S]                                  [C]
         Mary R. Silverthorne                 10640 Lennox Lane
                                              Dallas, Texas    75229

         Charles M. Hansen, Jr.               4111 Mint Way
                                              Dallas, Texas    75237

         Scott E. Shimizu                     4111 Mint Way
                                              Dallas, Texas    75237

         Philip J. Souza                      4111 Mint Way
                                              Dallas, Texas    75237

                                   ARTICLE IX

         The corporation may purchase, directly or indirectly, its own shares to the extent of the surplus of the corporation.

                                   ARTICLE X

         A. Approval of Certain Business Combinations. A Business Combination (as hereinafter defined) shall require (I) only such affirmative vote as is required by law and any other provision of these Articles of Incorporation, if all of the conditions specified in either of Paragraph 1 or Paragraph 2 of this Section A are met or (ii) in addition to any affirmative vote required by law or these Articles of Incorporation, the affirmative vote of the holders of at least 80% of the voting power of the then outstanding shares of capital stock of the corporation entitled to vote generally in the election of directors (referred to in this Article X as the "Voting Stock"), voting together as a single class (it being understood that for the purposes of this Article X, each share of the Voting Stock shall have the number of votes granted to it pursuant to Article V of these Articles of Incorporation). Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law.

                 1. Approval by Disinterested Directors. The Business Combination shall have been approved by a majority of the Disinterested Directors (as hereinafter defined).

                 2. Price and Procedure Requirements. All of the following conditions shall have been met:

                          (a) The aggregate amount of the cash and the Fair Market Value (as hereinafter defined) as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of shares of Common Stock in such Business Combination shall be at least equal to the higher of the following:

                                  (I)      (if applicable) the highest price
                          per share (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Shareholder (as hereinafter defined) for any shares of Common Stock or the common stock of any Predecessor Corporation (as hereinafter defined) acquired by it (1) within the two-year period immediately prior to the first public announcement of the terms of the proposed Business Combination (the "Announcement Date") or (2) in the transaction in which it became an Interested Shareholder, whichever is higher; and

                                  (ii)     the Fair Market Value per share of
                          Common Stock on the Announcement Date or on the date on which the Interested Shareholder became an Interested Shareholder (such later date is referred to in this Article X as the "Determination Date"), whichever is higher.

                          (b) The aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of shares of any class of outstanding Voting Stock other than Common Stock shall be at least equal to the highest of the following (it being intended that the requirements of this Paragraph 2(b) shall be required to be met with respect to every class of outstanding Voting Stock, whether or not the Interested Shareholder has previously acquired any shares of a particular class of Voting Stock);

                (I) (if applicable) the highest price per share (including any brokerage commissions, transfer taxes and soliciting dealers'
              fees) paid by the Interested Shareholder for any shares of such class of Voting Stock or a substantially identical class of stock of any Predecessor Corporation acquired by it (1) within the two-year period immediately prior to the Announcement Date or (2) in the transaction in which it became an Interested Shareholder, whichever is higher;

                (ii) (if applicable) the highest preferential amount per share to which the holders of shares of such class of Voting Stock are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the corporation; and

                (iii) the Fair Market Value per share of such class of Voting Stock on the Announcement Date or on the Determination Date, whichever is higher.

                  The consideration to be received by holders of a particular class of outstanding Voting Stock (including Common Stock) shall be in cash or in the same form as the Interested Shareholder has previously paid for shares of such class of Voting Stock or stock of a Predecessor Corporation. If the Interested Shareholder has paid for shares of any class of Voting Stock or stock of a Predecessor Corporation with varying forms of consideration, the form of consideration for such class of Voting Stock shall be either cash or the form used to acquire the largest number of shares of such class of Voting Stock or stock of a Predecessor Corporation previously acquired by it. The price determined in accordance with Paragraphs 2(a) and 2(b) of this Section A shall be subject to appropriate adjustment in the event of any special dividend or other disposition of material assets other than in the ordinary course of business, stock dividend, stock split, combination of shares or similar event. Whether specific consideration satisfies this subsection shall be determined by vote of a majority of the Disinterested Directors.

              (d)   After such Interested Shareholder has become an
         Interested Shareholder and prior to the consummation of such Business
         Combination: (I) except as approved by a majority of the Disinterested Directors, there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) on any outstanding stock having preference over the Common Stock as to dividends or upon liquidation; (ii) there shall have been
         (1) no reduction
         in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock), except as approved by a majority of the Disinterested Directors, and (2) an increase in such annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction that has the effect of reducing the number of outstanding shares of the Common Stock, unless the failure so to increase such annual rate is approved
         by a majority of the Disinterested Directors; and   such Interested
         Shareholder shall not have become the beneficial owner of any additional shares of Voting Stock except as part of the transaction that results in such Interested Shareholder's becoming an Interested Shareholder.

              (e) After such Interested Shareholder has become an Interested Shareholder, such Interested Shareholder shall not have received the benefit, directly or indirectly (except proportionately as a stockholder), of any loans, advances, guaranties, pledges or other financial assistance or any tax credits or other tax advantages provided to or by the corporation, whether in anticipation of or in connection with such Business Combination or otherwise.

              (f) A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall have been mailed to public stockholders of the corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions).

     B.        Certain Definitions. For purposes of this Article X:

         1. "Business Combination" shall mean any transaction that is referred to in any one or more of the following clauses (a) through (e):

              (a) any merger or consolidation of the corporation or any Subsidiary (as hereinafter defined) with (I) any Interested Shareholder or (ii) any other corporation (whether or not itself an Interested Shareholder) that is, or after such merger or consolidation would be, an Affiliate (as hereinafter defined) of an Interested Shareholder; or

              (b) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Shareholder or any Affiliate of any Interested Shareholder of any assets of the corporation or any Subsidiary having an aggregate Fair Market Value of $5,000,000 or more; or

                 the issuance or transfer by the corporation or any Subsidiary (in one transaction or series of transactions) of any securities of the corporation or any Subsidiary to any Interested Shareholder or any Affiliate of any Interested Shareholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value of $5,000,000 or more; or

              (d) the adoption of any plan or proposal for the liquidation or dissolution of the corporation proposed by or on behalf of any Interested Shareholder or any Affiliate of any Interested Shareholder; or

              (e) any reclassification of securities (including any reverse stock split) or recapitalization of the corporation, or any merger or consolidation of the corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Shareholder) that has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of Equity Security (as hereinafter defined) of the corporation or any Subsidiary that is directly or indirectly owned by any Interested Shareholder or any Affiliate of any Interested Shareholder.

   2.    "Person" shall mean any individual, firm, corporation or other entity.

   3. "Interested Shareholder" shall mean any Person (other than the corporation or any Subsidiary or employee benefit plan of the corporation or any Subsidiary) that:

              (a) is the beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding Voting Stock; or

              (b) at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding Voting Stock; or
                 is an assignee of or has otherwise succeeded to any shares of Voting Stock or of capital stock of any Predecessor Corporation that were at any time within the two-year period immediately prior to the date in question beneficially owned by any Interested Shareholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

         4.    A person shall be a "beneficial owner" of any stock that:

              (a) such Person or any of its Affiliates or Associates (as hereinafter defined) beneficially owns directly or indirectly; or

              (b)   such Person or any of its Affiliates or Associates has
         (I) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (ii) the right to vote pursuant to any agreement, arrangement or understanding; or

                 is beneficially owned, directly or indirectly, by any other Person with which such Person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of such stock.

         5. For the purpose of determining whether a Person is an Interested Shareholder pursuant to Paragraph 3 of this Section B, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through application of Paragraph 4 of this Section B but shall not include any other shares of Voting Stock that may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

         6. "Affiliate" and "Associate" shall have the meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on January 1, 1993.

         7. "Subsidiary" means any corporation of which a majority of any class of Equity Security is owned, directly or indirectly, by the corporation, provided, however, that for purposes of the definition of Interested Shareholder set forth in Paragraph 3 of this Section B, the term "Subsidiary" shall mean only a corporation of which a majority of each class of Equity Security is owned, directly or indirectly, by the corporation.

         8. "Disinterested Director" means any member of the Board of Directors who is unaffiliated with the Interested Shareholder and was a member of the Board of Directors immediately before the time that the Interested Shareholder became an Interested Shareholder, and any successor of a Disinterested Director who is unaffiliated with the Interested Shareholder and is recommended to succeed a Disinterested Director by a majority of Disinterested Directors then on the Board of Directors.

         9.   "Fair Market Value" means:   (a) in the case of stock, the highest
    closing sale price during the 30-day period immediately preceding the date in question of a share of stock (I) on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or (ii) if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations
    System or any similar system then in use, or (iii) if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by a majority of the Disinterested Directors in good faith; or (b) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by a majority of the Disinterested Directors in good faith.

         10. In the event of any Business Combination in which the corporation survives, the phrase "consideration other than cash to be received" as used in Paragraphs 2(a) and 2(b) of Section A of this Article X shall include the shares of Common Stock and the shares of any other class of outstanding Voting Stock retained by the holders of such shares.

         11.  "Equity Security" shall have the meaning ascribed to such term in
    Section 3(a)(11) of the Securities Exchange Act of 1934, as in effect on January 1, 1993.

         12. A "Predecessor Corporation" includes any corporation of which the corporation was at one time a wholly-owned subsidiary, or of which the corporation would be deemed to be a legal successor in interest (by contract or by merger or other operation of law).

   C. Powers of the Board of Directors. A majority of the Disinterested Directors shall have the power and duty to determine for the purposes of this
Article X, on the basis of information
known to them after reasonable inquiry, (1) whether a Person is an Interested Shareholder, (2) the number of shares of Voting Stock beneficially owned by any Person, (3) whether a Person is an Affiliate or Associate of another, (4) whether the assets that are the subject of any Business combination have, or the consideration to be received for the issuance or transfer of securities by the corporation or any Subsidiary in any Business Combination has, an aggregate Fair Market Value of $5,000,000 or more. A majority of the Disinterested Directors shall have the further power to interpret all of the terms and provisions of this Article X.

   D. No Effect on Fiduciary Obligations of Interested Shareholders. Nothing contained in this Article X shall be construed to relieve any Interested Shareholder from any fiduciary obligation imposed by law.

   E. Amendment of Article X. Notwithstanding any other provisions of these Articles of Incorporation or the Bylaws of the corporation (and notwithstanding the fact that a lesser percentage may be specified by law, these Articles of Incorporation or the Bylaws of the corporation), the affirmative vote of the holders of 80% or more of the outstanding Voting Stock, voting together as a single class, shall be required to amend or repeal, or adopt any provision inconsistent with, this Article X or any provision hereof.

                                   ARTICLE XI

   All actions of the shareholders must be taken at an annual or special meeting of shareholders and may not be taken by a consent or consents in writing.


                                  ARTICLE XII

   Special meetings of shareholders of the corporation may be called only by the Chief Executive Officer or the Board of Directors of the corporation or by the holders of at least 50% of all shares entitled to vote at the proposed meeting.


                                  ARTICLE XIII

   The Board of Directors of the corporation only shall have the power to make, alter or repeal the Bylaws of the corporation.


                                  ARTICLE XIV

   To the fullest extent permitted by Texas statutory or decisional law, as the same exists or may hereafter be amended or interpreted, a director of the corporation shall not be liable to the corporation or its shareholders for any act or omission in such director's capacity as a director. Any repeal or amendment of this Article XIV, or adoption of any other provision of these Articles of Incorporation inconsistent with this Article XIV, by the shareholders of the corporation shall be prospective only and shall not adversely affect any limitation on the liability to the corporation or its shareholders of a director of the corporation existing at the time of such repeal, amendment or adoption of an inconsistent provision.


                                   ARTICLE XV

   No contract or other transactions between the corporation and any other corporation, firm or individual shall be affected or invalidated by the fact that any one or more of the directors or officers of the corporation is or are interested in or is a director or officer of such other corporation, or a member of such firm, and any director or officer, individually or jointly, may be a party to or may be interested in any contract or transaction with the corporation, or in which the corporation is interested, and no contract, act or transaction of the corporation with any person or persons, firms or corporations, shall be affected or invalidated by the fact that any director or officer of the corporation is a party to or interested in such contract, act or transaction, or is in any way connected with such person or persons, firms or corporations, and each and every person who may become a director or officer of the corporation is hereby relieved from any liability that might otherwise exist from contracting with the corporation for the benefit of himself or any firm or corporation in which he may be in any way interested.


   IN WITNESS WHEREOF, the undersigned Corporation has caused these Restated Articles of Incorporation to be executed as of January 18, 1993.


                                        PILLOWTEX CORPORATION


                                        By:  /s/ CHARLES M. HANSEN, JR.
                                            -----------------------------
                                            Charles M. Hansen, Jr.
                                            President

                                  STATEMENT OF
                       CANCELLATION OF TREASURY SHARES


To the Secretary of State of the State of Texas:

   Pursuant to the provisions of Article 4.11 of the Texas Business
Corporation Act, the undersigned corporation submits the following statement of cancellation by resolution of its board of directors of shares of the corporation reacquired by it, other than redeemable shares redeemed or purchased:

         1.      The name of the corporation is Pillowtex Corporation.

         2. A resolution was duly adopted by all necessary action on the part of the corporation on February 10, 1993, authorizing the cancellation of 12,545 shares of Common Stock, $0.01 par value per share, held as Treasury Stock of the corporation.

   The amount of stated capital represented by the shares to be cancelled is One Hundred Twenty-Five and Forty-Five Hundredths Dollars ($125.45).

   3. The aggregate number of issued shares, itemized by classes and series and par value, if any, after giving effect to such cancellation is 19,155 itemized as follows:

        Class              Par Value    Number of Shares
        -----              ---------    ----------------
         Common Stock       $0.01        19,155


   4. The amount of the stated capital of the corporation, after giving effect to such cancellation, is $191.55.

Dated: February 10, 1993

                                        PILLOWTEX CORPORATION



                                        By: /s/ CHARLES M. HANSEN, JR.
                                           --------------------------------
                                           Charles M. Hansen, Jr.
                                           President

                             ARTICLES OF AMENDMENT
                                     TO THE
                              AMENDED AND RESTATED
                           ARTICLES OF INCORPORATION
                                       OF
                             PILLOWTEX CORPORATION


   Pursuant to the provisions of Article 4.04 of the Texas Business Corporation Act, Pillowtex Corporation (the "Company"), hereby adopts the following Articles of Amendment to its Articles of Incorporation.

   ARTICLE ONE.   The name of the corporation is Pillowtex Corporation.

   ARTICLE TWO.   The following amendments to the Amended and Restated Articles of Incorporation was adopted by the shareholders of the Company as of February 15, 1993:

         (a) Article X of the Amended and Restated Articles of Incorporation be amended to read in its entirety as follows:

                                   "ARTICLE X

            A.   Approval of Certain Business Combinations.   A Business
         Combination (as hereinafter defined) during the three-year period immediately following the date that a shareholder became an Interested Shareholder (as hereinafter defined) shall require (I) only such affirmative vote as is required by law and any other provision of these Articles of Incorporation, if all of the conditions specified in Paragraph 1, 2, 3 or 4 of this Section A are met, or (ii) in addition to any affirmative vote required by law or these Articles of Incorporation, the affirmative vote of the holders of at least 66-2/3% of the voting power of the then outstanding shares of capital stock of the corporation that are entitled to vote generally in the election of directors (referred to in this Article X as the "Voting Stock") and that are not owned by the Interested Shareholder, voting together as a single class (it being understood that for the purposes of this Article X, each share of the Voting Stock shall have the number of votes granted to it pursuant to Article V of these Articles of Incorporation). Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law.

                    1. Approval by Disinterested Directors. The Business Combination or the transaction that resulted in the shareholder becoming an Interested Shareholder shall have been approved by a majority of the Disinterested Directors (as hereinafter defined).

         2. Price and Procedure Requirements. All of the following conditions shall have been met:

                 (a) The aggregate amount of the cash and the Fair Market Value (as hereinafter defined) as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of shares of Common Stock in such Business Combination shall be at least equal to the higher of the following:

                    (I) (if applicable) the highest price per share (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Shareholder (as hereinafter defined) for any shares of Common Stock acquired by it (1) within the three-year period immediately prior to the first public announcement of the terms of the
                 proposed Business Combination (the "Announcement Date")   or
                 (2) in the transaction in which it became an Interested Shareholder, whichever is higher; and

                    (ii) the Fair Market Value per share of Common Stock on the Announcement Date or on the date on which the Interested Shareholder became an Interested Shareholder (such later date is referred to in this Article X as the "Determination Date"), whichever is higher.

                 (b) The aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of shares of any class of outstanding Voting Stock other than Common Stock shall be at least equal to the highest of the following (it being intended that the requirements of this Paragraph 2(b) shall be required to be met with respect to every class of outstanding Voting Stock, whether or not the Interested Shareholder has previously acquired any shares of a particular class of Voting Stock);

                (I) (if applicable) the highest price per share (including any brokerage commissions, transfer taxes and soliciting dealers'
              fees) paid by the Interested

              Shareholder for any shares of such class of Voting stock acquired by it (1) within the three-year period immediately prior to the Announcement Date or (2) in the transaction in which it became an Interested Shareholder, whichever is higher;

                (ii) (if applicable) the highest preferential amount per share to which the holders of shares of such class of Voting Stock are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the corporation; and

                (iii) the Fair Market Value per share of such class of Voting
              Stock on the Announcement Date or on the Determination Date, whichever is higher.

                    The consideration to be received by holders of a particular class of outstanding Voting Stock (including Common Stock) shall be in cash or in the same form as the Interested Shareholder has previously paid for shares of such class of Voting Stock. If the Interested Shareholder has paid for shares of any class of Voting Stock with varying forms of consideration, the form of consideration for such class of Voting Stock shall be either cash or the form used to acquire the largest number of shares of such class of Voting Stock previously acquired by it. The price determined in accordance with Paragraphs 2(a) and 2(b) of this Section A shall be subject to appropriate adjustment in the event of any special dividend or other disposition of material assets other than in the ordinary course of business, stock dividend, stock split, combination of shares or similar event. Whether specific consideration satisfies this subsection shall be determined by vote of a majority of the Disinterested Directors.

                (d) After such Interested Shareholder has become an Interested Shareholder and prior to the consummation of such Business combination: (I) except as approved by a majority of the Disinterested Directors, there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) on any outstanding stock having preference over the Common Stock as to dividends or upon liquidation; (ii) there shall have been
         (1) no
         reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock) , except as approved by a majority of the Disinterested Directors, and
         (2) an increase in such annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction that has the effect of reducing the number of outstanding shares of the Common Stock, unless the failure so to increase such annual rate is approved
         by a majority of the Disinterested Directors; and   such Interested
         Shareholder shall not have become the beneficial owner of any additional shares of Voting Stock except as part of the transaction that results in such Interested Shareholder's becoming an Interested Shareholder.

                (e) After such Interested Shareholder has become an Interested Shareholder, such Interested Shareholder shall not have received the benefit, directly or indirectly (except proportionately as a stockholder), of any loans, advances, guaranties, pledges or other financial assistance or any tax credits or other tax advantages provided to or by the corporation, whether in anticipation of or in connection with such Business Combination or otherwise.

                (f) A proxy or information statement describing the proposed Business Combination and complying with the requirements of the securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall have been mailed to public stockholders of the corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions).

        3. Acquisition of 85% of Voting Stock. Upon consummation of the transaction that resulted in the shareholder becoming an Interested Shareholder, the Interested Shareholder owned at least 85% of the Voting Stock outstanding at the time such transaction commenced.

        4. Previously Proposed Business Combinations. The Business Combination is proposed prior to the consummation or abandonment of and subsequent to the earlier of the public announcement or the notice required hereunder of a proposed transaction that (I) constitutes one of the transactions described in the second sentence of this Paragraph; (ii) is with or by a person who either was not an Interested Shareholder during the previous three years or who became an Interested Shareholder with the approval of the corporation's Board of Directors; and (iii) is approved or not opposed by a majority of the Disinterested Directors then in office (but not less than one) . The proposed transactions referred to in the preceding sentence are limited to (x) a merger or consolidation of the corporation; (y) a sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), whether as part of a dissolution or otherwise, of assets of the corporation or of any Subsidiary (as hereinafter defined) (other than to any wholly-owned Subsidiary or to the corporation) having an aggregate Fair Market Value equal to 50% or more of either the aggregate Fair Market Value of all of the assets of the corporation determined on a consolidated basis or the aggregate Fair Market Value of all the outstanding stock of the corporation; or (z) a proposed tender or exchange offer for 50% or more of the outstanding Voting Stock. The corporation shall give not less than 20 days notice to all Interested Shareholders prior to the consummation of any of the transactions described in clauses (x) or (y) of the second sentence of this Paragraph.

B.       Certain Definitions. For purposes of this Article X:

    1. "Business Combination" shall mean any transaction that is referred to in any one or more of the following clauses (a) through (e):

            (a) any merger or consolidation of the corporation or any Subsidiary with (I) any Interested Shareholder or (ii) any other corporation (whether or not itself an Interested Shareholder) that is, or after such merger or consolidation would be, an Affiliate (as hereinafter defined) of an Interested Shareholder; or

            (b) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Shareholder or any Affiliate of any Interested Shareholder of any assets of the corporation or any Subsidiary having an aggregate Fair Market Value equal to 10% or more of either the Fair Market Value of all the assets of the corporation determined on a consolidated basis or the aggregate Fair Market Value of all the outstanding stock of the corporation; or

                    the issuance or transfer by the corporation or any Subsidiary (in one transaction or series of transactions) of any securities of the corporation or any Subsidiary to any interested Shareholder or any Affiliate of any Interested Shareholder in exchange for cash, securities or other property (or a combination thereof), except (I) pursuant to the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of the corporation or any Subsidiary, which securities were outstanding prior to the time that the Interested Shareholder became such, (ii) pursuant to a dividend or distribution paid or made, or the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of the corporation or any Subsidiary, which security is distributed, pro rata, to all holders of a class or series of stock of the corporation subsequent to the time the Interested Shareholder became such, (iii) pursuant to an exchange offer by the corporation to purchase stock made on the same terms to all holders of such stock, or (iv) any issuance or transfer of stock by the corporation, provided however, that in no case under (I) through (iv) shall there be an increase in the Interested Shareholder's proportionate share of the stock of any class or series of the corporation or of the Voting Stock; or

                (d) the adoption of any plan or proposal for the liquidation or dissolution of the corporation proposed by or on behalf of any Interested Shareholder or any Affiliate of any Interested Shareholder; or

                (e) any reclassification of securities (including any reverse stock split) or recapitalization of the corporation, or any merger or consolidation of the corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Shareholder) that has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of Equity Security (as hereinafter defined) of the corporation or any Subsidiary that is directly or indirectly owned by any Interested Shareholder or any Affiliate of any Interested Shareholder.

   2.    "Person" shall mean any individual, firm, corporation or other entity.

   3. "Interested Shareholder" shall mean any Person (other than the corporation or any Subsidiary or employee benefit plan of the corporation or any Subsidiary) that:

                (a) is the beneficial owner, directly or indirectly, of 15% or more of the outstanding Voting Stock; or

                (b) is an assignee of or has otherwise succeeded to any shares of Voting Stock that were at any time within the three-year period immediately prior to the date in question beneficially owned by any Interested Shareholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

   4.    A person shall be a "beneficial owner" of any stock that:

                (a) such Person or any of its Affiliates or Associates (as hereinafter defined) beneficially owns directly or indirectly; or

                (b) such Person or any of its Affiliates or Associates has (I) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (ii) the right to vote pursuant to any agreement, arrangement or understanding; or

                   is beneficially owned, directly or indirectly, by any other Person with which such Person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of such stock.

        5. For the purpose of determining whether a Person is an Interested Shareholder pursuant to Paragraph 3 of this Section B, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through application of Paragraph 4 of this Section B but shall not include any other shares of Voting Stock that may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

        6. "Affiliate" and "Associate" shall have the meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on January 1, 1993.

        7. "Subsidiary" means any corporation of which a majority of any class of Equity Security is owned, directly or indirectly, by the corporation, provided, however, that for purposes of the definition of Interested Shareholder set forth in Paragraph 3 of this Section B, the term "Subsidiary" shall mean only a corporation of which a majority of each class of Equity Security is owned, directly or indirectly, by the corporation.

        8. "Disinterested Director" means any member of the Board of Directors who is unaffiliated with the Interested Shareholder and was a member of the Board of Directors immediately before the time that the Interested Shareholder became an Interested Shareholder, and any successor of a Disinterested Director who is unaffiliated with the Interested Shareholder and is recommended to succeed a Disinterested Director by a majority of Disinterested Directors then on the Board of Directors.

        9. "Fair Market Value" means: (a) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of stock (I) on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or (ii) if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any similar system then in use, or (iii) if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by a majority of the Disinterested Directors in good faith; or (b) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by a majority of the Disinterested Directors in good faith.

        10. In the event of any Business Combination in which the corporation survives, the phrase "consideration other than cash to be received" as used in Paragraphs 2(a) and 2(b) of Section A of this Article X shall include the shares of Common Stock and the shares of any other class of outstanding Voting Stock retained by the holders of such shares.

        11.  "Equity Security" shall have the meaning ascribed to such term in
    Section 3(a)(11) of the Securities Exchange Act of 1934, as in effect on January 1, 1993.

        12. "Announcement Date" shall have the meaning set forth in Section A(2)(a)(I) of this Article X.

        13. "Determination Date" shall have the meaning set forth in Section A(2)(a)(ii) of this Article X.

        14. "Voting Stock" shall have the meaning set forth in the first paragraph of Section A of this Article X.

   C. Powers of the Board of Directors. A majority of the Disinterested Directors shall have the power and duty to determine for the purposes of this
Article X, on the basis of information known to them after reasonable inquiry,
(1) whether a Person is an Interested Shareholder, (2) the number of shares of Voting Stock beneficially owned by any Person, (3) whether a Person is an Affiliate or Associate of another, (4) whether the assets that are the subject of any Business Combination have an aggregate Fair Market Value equal to 10% or more of either the Fair Market Value of all the assets of the corporation determined on a consolidated basis or the aggregate Fair Market Value of all the outstanding stock of the corporation. A majority of the Disinterested Directors shall have the further power to interpret all of the terms and provisions of this Article X.

   D. No Effect on Fiduciary Obligations of Interested Shareholders. Nothing contained in this Article X shall be construed to relieve any Interested Shareholder from any fiduciary obligation imposed by law.

   E. Amendment of Article X. Notwithstanding any other provisions of these Articles of Incorporation or the Bylaws of the corporation (and notwithstanding the fact that a lesser percentage may be specified by law, these Articles of Incorporation or the Bylaws of the corporation), the affirmative vote of the holders of 80% or more of the outstanding Voting Stock, voting together as a single class, shall be required to amend or repeal, or adopt any provision inconsistent with, this
    Article X or any provision hereof."

    (b) Article XIII of the Amended and Restated Articles of Incorporation be amended to read in its entirety as follows:

                                 "ARTICLE XIII

    The Bylaws of the corporation may be amended or repealed or new Bylaws may be adopted by the affirmative vote of either (a) the holders of at least 80% of the voting power of the then outstanding shares of capital stock of the corporation entitled to vote generally in the election of directors, or
    (b) the majority of the directors present at any meeting of the Board of Directors of the corporation at which a quorum is present.


    Notwithstanding any other provisions of these Articles of Incorporation or the Bylaws of the corporation (and notwithstanding that a lesser percentage may be specified by law, these Articles of Incorporation or the Bylaws of the corporation), the affirmative vote of the holders of at least 80% of the outstanding capital stock of the corporation, voting together as a single class, shall be required to amend or repeal, or adopt any provision inconsistent with, this Article XIII or any provision hereof."

    ARTICLE THREE. The number of shares of Common Stock of the Company outstanding and entitled to vote was 6,505,224 at the time of the adoption of this amendment.

    ARTICLE FOUR. The holders of all of the shares of Common Stock outstanding and entitled to vote have signed a written consent to the adoption of this amendment.

DATED as of the 15th day of February, 1993.


                                        PILLOWTEX CORPORATION



                                        By: /s/ CHARLES M. HANSEN, JR.
                                           -------------------------------
                                           Charles M. Hansen, Jr.,
                                           President

                            ARTICLES OF CORRECTION
                                   TO THE
                            ARTICLES OF AMENDMENT
                                   TO THE
               AMENDED AND RESTATED ARTICLES OF INCORPORATION
                                     OF
                            PILLOWTEX CORPORATION

    Pursuant to Article 1302-7.01 et seq of the Texas Miscellaneous Corporation Laws Act, these Articles of Correction are adopted to correct a document which is an inaccurate record of corporate action, contains an inaccurate or erroneous statement, or was defectively or erroneously executed, sealed, acknowledged, or verified.

                                 ARTICLE ONE

    The name of the corporation is Pillowtex Corporation.

                                 ARTICLE TWO

    The document to be corrected is the Articles of Amendment to the Amended and Restated Articles of Incorporation of Pillowtex Corporation filed in the Office of the Secretary of State of Texas on February 17, 1993.

                                ARTICLE THREE

    The Articles are erroneous, inaccurate, or incomplete because they erroneously state in Article Four that holders of all of the shares of Common Stock outstanding and entitled to vote have signed a written consent to the adoption of the Articles of Amendment.

                                ARTICLE FOUR

    These Articles of Correction correct the Articles of Amendment by substituting the following for Article Four in its entirety:

            "ARTICLE FOUR. At a special meeting of shareholders called for the purpose of voting on adoption of this amendment, the holders of 6,284,808 shares of Common Stock outstanding and entitled to vote voted for this amendment and the holders of -0- shares of Common Stock outstanding and entitled to vote voted against this amendment."

IN WITNESS WHEREOF, these Articles of Correction are dated as of March 12, 1993.


                                            PILLOWTEX CORPORATION

                                            By: /s/ STEPHEN P. RICHMAN
                                               -------------------------------
                                               Stephen P. Richman,
                                               Vice President

                             ARTICLES OF AMENDMENT
                                     TO THE
                              AMENDED AND RESTATED
                           ARTICLES OF INCORPORATION
                                       OF
                             PILLOWTEX CORPORATION


   Pursuant to the provisions of Article 4.04 of the Texas Business Corporation Act, Pillowtex Corporation (the "Company"), hereby adopts the following Articles of Amendment to its Articles of Incorporation.

   ARTICLE ONE.  The name of the corporation is Pillowtex corporation.

   ARTICLE TWO. The following amendments to the Amended and Restated Articles of Incorporation were adopted by the shareholders of the Company as of March 12, 1993:

         (a) Article XI of the Amended and Restated Articles of Incorporation be amended to read in its entirety as follows:

                                  "ARTICLE XI

                          [INTENTIONALLY LEFT BLANK]"

         (b) Article XII of the Amended and Restated Articles of Incorporation be amended to read in its entirety as follows:

                                  "ARTICLE XII

            Special meetings of shareholders of the corporation may be called only by the Chief Executive Officer, the President or the Board of Directors of the corporation or by the holders of at least 50% of all shares entitled to vote at the proposed meeting."

         ARTICLE THREE. The number of shares of Common Stock of the Company outstanding and entitled to vote was 6,505,224 at the time of the adoption of this amendment.

         ARTICLE FOUR. At a special meeting of shareholders called for the purpose of voting on adoption of this amendment, the holders of 6,284,808 shares of Common Stock outstanding and entitled to vote voted for this amendment and the holders of -0- shares of Common Stock outstanding and entitled to vote voted against this amendment.

IN WITNESS WHEREOF, these Articles of Amendment are dated as of March 12, 1993.


                                       PILLOWTEX CORPORATION



                                       By: /s/ STEPHEN P. RICHMAN
                                          ------------------------------------
                                          Stephen P. Richman,
                                          Vice President

                                  STATEMENT 0F
                        CANCELLATION OF TREASURY SHARES


To the Secretary of State of the State of Texas:

   Pursuant to the provisions of Article 4.11 of the Texas Business
Corporation Act, the undersigned corporation submits the following statement of cancellation by resolution of its board of directors of shares of the corporation reacquired by it, other than redeemable shares redeemed or purchased:

         1.      The name of the corporation is Pillowtex Corporation.

         2. A resolution was duly adopted by all necessary action on the part of the corporation on March 25, 1993, authorizing the cancellation of 12,343,296 shares of Common Stock, $0.01 par value per share, held as Treasury Stock of the corporation.

   The amount of stated capital represented by the shares to be cancelled is One Hundred Twenty-Three Thousand Four Hundred Thirty-Two and Ninety-Six Hundredths Dollars ($123,432.96).

         3. The aggregate number of issued shares, itemized by classes and series and par value, if any, after giving effect to such cancellation is 10,590,224 itemized as follows:

         Class           Par Value    Number of Shares
         -----           ---------    ----------------
         Common Stock      $0.01         10,590,224


         4. The amount of the stated capital of the corporation, after giving effect to such cancellation, is $105,902.24

Dated: March 25, 1993

                                        PILLOWTEX CORPORATION



                                        By: /s/ CHARLES M. HANSEN, JR.
                                           ----------------------------------
                                           Charles M. Hansen, Jr.
                                           President

                            STATEMENT OF RESOLUTION
                                      FOR
                        SERIES A REDEEMABLE CONVERTIBLE
                                PREFERRED STOCK
                                       OF
                             PILLOWTEX CORPORATION
                     PURSUANT TO ARTICLE 2.13 OF THE TEXAS
                            BUSINESS CORPORATION ACT

         I, Jeffrey D. Cordes, President of Pillowtex Corporation, a corporation organized and existing under the Texas Business Corporation Act (the "Company"), DO HEREBY CERTIFY that at a meeting of the Board of Directors on December 15, 1997, at which meeting a quorum was present, the following resolution was adopted:

         RESOLVED, that pursuant to the authority vested in the Board of Directors of the Company in accordance with the provisions of Article V of the Company's Restated Articles of Incorporation, as amended, a series of Preferred Stock, par value $0.01 per share, of the Company be, and hereby is, created, and the designations, preferences, and relative rights of the shares of such series, and the qualifications, limitations or restrictions thereof, be, and hereby are, as follows:

         Section 1. Designation and Amount. The shares of such series shall be designated as "Series A Redeemable Convertible Preferred Stock" (the "Preferred Stock") and the number of shares constituting such series initially shall be 200,000.

         Section 2. Definitions. For purposes of this Statement of Resolution, the following definitions shall apply:

         "1999 EPS" shall mean EPS for the twelve month fiscal year of the Company ending January 1, 2000.

         "1999 Pro Forma EPS" shall mean 1999 EPS calculated on a pro forma basis assuming (I) the dividend rate on the Preferred Stock for calendar 1997 (if applicable) and calendar 1998 was the Adjusted 1998 Dividend Rate; (ii) the dividend rate on the Preferred Stock for calendar 1999 was (a) 10.0% of Stated Value per annum if 1999 EPS is less than $2.35, (b) 7.0% of Stated Value per annum if 1999 EPS is greater than, or equal to, $2.35 but less than $2.70, and
  3.0% of Stated Value per annum if 1999 EPS is greater than, or equal to, $2.70; and (iii) any incremental dividends included pursuant to clauses (I) and
(ii) which were not paid when due (in either cash or shares of Preferred Stock) were paid in additional shares of Preferred Stock (including the effect of all dividends earned on unpaid dividends).

         "Adjusted 1998 Dividend Rate" shall mean (I) if 1999 EPS is equal to, or greater than, $2.35 (as adjusted pursuant to Section 3), 3% of Stated Value per annum, or (ii) if 1999 EPS is less than $2.35 (as adjusted pursuant to Section 3), 10% of Stated Value per annum.

         "Affiliate" of any specified Person shall mean:

                 (a) any other Person which, directly or indirectly, is in control of, is controlled by or is under common control with such specified Person; or

                 (b) any other Person which beneficially owns or holds ten percent or more of any class of the share capital normally entitled to vote in the election of directors of such specified Person; or

                        any other Person of which ten percent or more of the share capital normally entitled to vote in the election of directors of such Person is beneficially owned or held by such specified Person or a subsidiary of such specified Person; or

                 (d) any other Person who is a director or officer (I) of such specified Person; (ii) of any Subsidiary of such specified Person or (iii) of any Person described in paragraph (a) above; and

for purposes of this definition, "control" of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Aggregate Dividends Owed" shall mean the aggregate amount of dividends which would have been paid on the Preferred Stock from the Issue Date through and including the last Dividend Payment Date prior to the Final Determination Date assuming (I) the dividend rate on the Preferred Stock for calendar 1997 (if applicable) and calendar 1998 was (a) 3.0% of Stated Value per annum if 1999 Pro Forma EPS is equal to, or greater than, $2.35 (as adjusted pursuant to Section 3), or (b) 10.0% of Stated Value per annum if 1999 Pro Forma EPS is less than $2.35 (as adjusted pursuant to Section 3); (ii) the dividend rate on the Preferred Stock for calendar 1999 was the Applicable Dividend Rate; and (iii) any incremental dividends included in calculating dividends pursuant to clauses (I) and (ii) which were not paid when due (in either cash or shares of Preferred Stock) were paid in additional shares of Preferred Stock (including the effect of all dividends earned on unpaid dividends).

         "Aggregate Dividends Paid" shall mean the aggregate amount of dividends actually paid (whether in cash or additional shares of Preferred Stock) from the Issue Date through and including the last Dividend Payment Date prior to the Final Determination Date, including amounts actually paid in cash pursuant to Section 3(c).

         "Applicable Dividend Rate" shall have the meaning assigned to it in
Section 3.

         "Asset Sales" shall mean the sale or conveyance of assets in one or a series of related transactions (other than inventory sold in the ordinary course of business) having a fair market value in excess of $1,000,000.

         A "Bankruptcy Event" shall be deemed to have occurred with respect to a Person if such Person shall:

                 (I) generally fail to pay, or admit in writing its inability to pay, its debts as they become due;

                 (ii) apply for, consent to or acquiesce in, the appointment of a liquidator, trustee, receiver, sequestrator or other custodian for itself or any of its material Subsidiaries or any property of any thereof, or make a general assignment for the benefit of creditors;

                 (iii) in the absence of such application, consent or acquiescence, permit or suffer to exist the appointment of a liquidator, trustee, receiver, sequestrator or other custodian for itself or any of its material Subsidiaries or for a substantial part of the property of any thereof and such appointment shall not be discharged within 30 days;

                 (iv) commence, or permit or suffer to exist the commencement of, any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of such Person or any of its material Subsidiaries, and, if such case or proceeding is not commenced by such Person or any such Subsidiaries, such case or proceeding shall be consented to or acquiesced in by such Person or any of its material Subsidiaries or shall result in the entry of any order for relief or shall remain for 30 days undismissed; or

                 (v)      take any action to authorize any of the foregoing.

                 "Board" shall mean the Board of Directors of the Company.

                 "Business Day" means any day which is neither a Saturday or Sunday nor a legal holiday on which banks are authorized or required to be closed in New York, New York.

                 "Capital Stock" shall mean any class or series of capital stock of the Company.

                 "Catch Up Dividend" shall have the meaning set forth in
         Section 3(d).

                 "Change of Control" shall have the meaning assigned to it in the Indenture except that any transaction or series of transactions in which the Apollo Purchasers (as defined in the Purchase Agreement) or their Affiliates or any transferees of any of the foregoing (either individually or as part of a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) acquire 50% or more of the Company's capital stock shall not be deemed a Change of Control.

                 "Company" shall mean Pillowtex Corporation, a Texas corporation.

                 "Common Stock" shall mean the Common Stock, par value $0.01, of the Company.

                 "Common Stock's Fair Market Value" shall mean (I) if the Common Stock is listed on a national securities exchange, the closing sale price per share on the principal exchange on which the Common Stock is listed as reported by such exchange, (ii) if the Common Stock is quoted in the National Market System, the closing sale price per share as reported by NASDAQ or (iii) if the Common Stock is traded in the over-the- counter market but not quoted in the National Market System, the average of the closing bid and asked quotations per share as reported by NASDAQ, or any other nationally accepted reporting medium if NASDAQ quotations shall be unavailable.

                 "Control Notice" shall have the meaning assigned to it in
         Section 6(c)(ii).

                 "Conversion Date" shall have the meaning assigned to it in
         Section 7(c).

                 "Conversion Price" shall mean $24.00 per share; provided that if the Determination Price is less than $23.00 then the Conversion Price shall equal the Determination Price plus $1.00; provided further, that the Conversion Price shall, in any event, be subject to adjustment from time to time as provided in Section 7.

                 "Determination Price" shall mean the average of the closing sales prices of the Company's Common Stock as reported on the New York Stock Exchange Composite Transactions List for each of the 20 consecutive trading days immediately preceding the fifth trading day prior to the Closing Date (as defined in the Agreement and Plan of Merger dated September 10, 1997 among the Company, a Company Subsidiary and the Target).

                 "Dividend Adjustment Amount" shall mean the difference between
         (I) the Aggregate Dividends Owed and (ii) the Aggregate Dividends
         Paid.

                 "Dividend Increase" shall have the meaning assigned to it in
         Section 3.

                 "Dividend Payment Date" means each of March 31, June 30, September 30 and December 31 upon which quarterly dividend payments are due.

                 "EPS" for any fiscal year shall mean the Company's diluted earnings per share (as calculated based on Financial Accounting Standard Board Statement No. 128) as included in the Company's audited financial statements for such fiscal year, as adjusted to exclude the following items set forth, included or reflected in such audited statements (a) the after-tax effect of any changes in GAAP from September 5, 1997, other than the effects of Financial Accounting Standards Board Statement No. 128, (b) the after-tax effect of any
         extraordinary gains or losses, and   the after-tax effect of gains
         on Asset Sales.

                 "Event of Noncompliance" shall have the meaning assigned to it in Section 10.

                 "Final Determination Date" shall have the meaning assigned to it in Section 3.

                 "GAAP" shall mean generally acceptable accounting principles consistently applied in the United States, unless any other jurisdiction is specified, in which case it shall be the equivalent set of accounting principles for such jurisdiction.

                 "Indenture" means the Indenture dated as of November 12, 1996, between the Company, certain guarantors described therein and Bank One, Columbus, N.A., as trustee, relating to the Series A and Series B 10% Senior Subordinated Notes of the Company.

                 "Issue Date" shall mean the date of original issuance of the Preferred Stock.

                 "Junior Securities" shall mean Capital Stock of the Company that, with respect to dividend distributions and distributions upon the liquidation, winding up or dissolution of the Company, rank junior to the Preferred Stock.

                 "Liquidation Preference" shall have the meaning assigned to it in Section 4.

                 "Majority of the Preferred Stock" shall mean more than 50% of the outstanding shares of Preferred Stock.

                 "Mandatory Redemption Date" shall have the meaning assigned to it in Section 5(b).

                 "Mandatory Redemption Price" shall have the meaning assigned to it in Section 5(b).

                 "Optional Redemption Date" shall have the meaning assigned to it in Section 5(a)(I).

                 "Optional Redemption Price" shall have the meaning assigned to it in Section 5(a)(I).

                 "Parity Securities" shall mean Capital Stock of the Company that, with respect to dividend distributions and distributions upon the liquidation, winding-up or dissolution of the Company, ranks on a parity with the Preferred Stock and has a mandatory redemption date on or after the Mandatory Redemption Date.

                 "Participating Holder" shall have the meaning assigned to it in Section 6(c)(ii).

                 "Permitted Indebtedness" shall mean (I) term loans issued pursuant to the Company's senior credit facilities contemplated in
         Section 9.8(b) of the Purchase Agreement, (ii) the subordinated debt contemplated in Section 9.8 of the Purchase Agreement, (iii) $22 million of the Company's and the Target's industrial revenue bonds,
         (iv) approximately $125 million of the Company's 10% Senior Subordinated Notes due 2006 under the Indenture and (v) approximately $117.8 million principal amount of the Target's 6% Convertible Subordinated Debentures due 2012 ("6% Notes") (reduced to the extent such 6% Notes have theretofore been converted in accordance with their terms).

                 "Person" shall include all natural persons, corporations, business trusts, associations, companies, partnerships, joint ventures and other entities and governments and agencies and political subdivisions.

                 "Preferred Stock" shall mean the Series A Redeemable Convertible Preferred Stock of the Company.

                 "Purchase Agreement" shall mean the Purchase Agreement dated as of September 10, 1997 among the Company and the purchasers named therein pursuant to which 65,000 shares of Preferred Stock are to be issued, including all schedules and exhibits thereto, as such Purchase Agreement may be from time to time amended, modified or supplemented.

                 "Reclassification" shall mean any capital reorganization of the Company, any reclassification of the Common Stock, the consolidation of the Company with or the merger of the Company with or into any other Person, a statutory share exchange having an effect similar to a merger or consolidation, the sale, lease or other transfer of all or substantially all of the assets of the Company to any other Person or any similar transaction. The subdivision or combination of shares of Common Stock issuable upon conversion of shares of Preferred Stock at any time outstanding into a greater or lesser number of shares of Common Stock (whether with or without par value) shall not be deemed to be a "Reclassification" of the Common Stock for the purposes of Section 7(d)(iv).

                 "Senior Securities" shall mean Capital Stock of the Company that, with respect to dividend distributions and distributions upon the liquidation, winding-up or dissolution of the Company, ranks senior to the Preferred Stock or Capital Stock that, with respect to dividend distributions and distributions upon the liquidation, winding-up or dissolution of the Company ranks on a parity with the Preferred Stock and has a mandatory redemption date prior to the Mandatory Redemption Date.

                 "Special Redemption Date" shall have the meaning assigned to it in Section 5(a)(ii).

                 "Special Redemption Price" shall have the meaning assigned to it in Section 5(a)(ii).

                 "Stated Value" shall be an amount equal to $1,000 per share of Preferred Stock.

                 "Subsidiary" means, as to any Person, (a) any corporation 51% or more of the outstanding shares of capital stock of which having ordinary voting power for the election of directors is owned directly or indirectly by such Person and (b) any partnership, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person has 51% or more of an equity interest at the time.

                 "Target" shall mean Fieldcrest Cannon, Inc., a Delaware corporation.

                 "Target Acquisition" shall have the meaning assigned to it in the Purchase Agreement.

                 The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

         Section 3. Dividends. The holders of the outstanding shares of Preferred Stock shall be entitled to receive, when, as and if declared by the Board, out of funds legally available therefor, distributions in the form of dividends on each share of Preferred Stock as set forth below:

         (a)     Right to Dividends.

                 (I) Subject to the provisions of this Section 3, beginning on the Issue Date through and including December 31, 1999, at a rate per annum of 3% of Stated Value;

                 (ii) Beginning on January 1, 2000 through and including the Mandatory Redemption Date, at a rate (the "Applicable Dividend Rate") per annum based upon 1999 Pro Forma EPS as follows: (A) if 1999 Pro Forma EPS is less than $2.35, then the dividend rate shall be 10.0% of Stated Value per annum; (B) if 1999 Pro Forma EPS is greater than, or equal to, $2.35 but less than $2.70, then the dividend rate shall be 7.0% of Stated Value per annum; and
  if 1999 Pro Forma EPS is greater than or equal to $2.70, then the dividend rate shall be 3.0% of Stated Value per annum;

in each case subject to increase as set forth herein.

         Each of the $2.35 and $2.70 targets for 1999 Pro Forma EPS set forth above shall be (A) appropriately adjusted for (x) subdivisions and combinations of shares of Common Stock, (y) Reclassifications and (z) dividends on Common Stock payable in shares of Common Stock subsequent to the Issue Date and (B) reduced by an amount equal to (rounded to the nearest hundredth) (x) 0.065 multiplied by (y)(I) $23.00 minus (ii) the Determination Price, but the provisions of this clause (B) shall only be applicable if the Determination Price is less than $23.00.

         (b) Determination of 1999 EPS and 1999 Pro Forma EPS. The Company will promptly (and in any event within 5 Business Days) after determination of 1999 EPS (which date of determination shall be no later than March 31, 2000), determine 1999 Pro Forma EPS and send to each record holder of Preferred Stock at its record address a written statement of its calculation of 1999 EPS and 1999 Pro Forma EPS (including each adjustment thereto for the items described
in clauses (a) through   of the definition of EPS in Section 2 hereof and any
adjustments pursuant to the definition of 1999 Pro Forma EPS in Section 2 hereof), and a negative assurance letter from the Company's auditors to the effect that they have reviewed such 1999 EPS and 1999 Pro Forma EPS calculations and that nothing has come to the auditors' attention that would cause them to believe that 1999 EPS and 1999 Pro Forma EPS were not calculated as required by this Statement of Resolution. In the event that the holders of a Majority of the Preferred Stock disagree with the calculation of 1999 EPS and/or 1999 Pro Forma EPS ("Disagreeing Holders"), such Disagreeing Holders (or their duly appointed representative) shall notify the Company in writing of such disagreement within 30 days after the applicable notice of such 1999 EPS and 1999 Pro Forma EPS figures have been sent by the Company. Failure to send such notice of disagreement within such time period shall be deemed acceptance of the Company's 1999 EPS and 1999 Pro Forma EPS figures absent fraud. Upon receipt of such notice of disagreement, the Company shall provide to the Disagreeing Holders and their representatives (including accountants) access to the books and records of the Company used to calculate such 1999 EPS and 1999 Pro Forma EPS figures during reasonable business hours, as well as the auditors that reviewed such calculations and the work papers relating to the audit of the Company's financial statements and the review of the 1999 EPS and 1999 Pro Forma EPS calculations. If, within 30 days of the Company's receipt of such notice of disagreement, agreement as to the proper 1999 EPS and 1999 Pro Forma EPS calculations cannot be reached, the calculation of such 1999 EPS and 1999 Pro Forma EPS figures shall be promptly determined by a "big-six" accounting firm, which does not audit the Company and which is mutually acceptable to holders of a majority of the shares held by the Disagreeing Holders and the Company. The Company and such Disagreeing Holders shall promptly (and in any event within 30 days after the expiration of the 30-day period described in the preceding sentence) appoint such accounting firm, and such accounting firm shall use its reasonable best efforts to calculate such 1999 EPS and 1999 Pro Forma EPS figures within 30 days after its appointment and produce such calculation in writing. The scope of such accounting firm's review of (I) the 1999 EPS calculation shall be limited to the items described in clauses (a)
through   of the definition of EPS in Section 2 hereof and (ii) the 1999 Pro
Forma EPS calculation shall be limited to any adjustments pursuant to the definition of 1999 Pro Forma EPS in Section 2 hereof. Absent fraud, such accounting firm's calculation of the 1999 EPS and 1999 Pro Forma EPS figures shall be binding on the Company and all holders of Preferred Stock for all purposes of this Statement of Resolution. If such accounting firm's calculation of either of the 1999 EPS figure or the 1999 Pro Forma EPS figure is lower than that calculated by the Company, the Company shall bear the fees and expenses of such accounting firm. If such accounting firm's calculation of both of the 1999 EPS figure and 1999 Pro Forma EPS figure is equal to or higher than that calculated by the Company, the Disagreeing Holders shall bear the fees and expenses of such accounting firm.

               Estimated Dividend Payments. Notwithstanding anything herein to the contrary, the Company may at its option pay dividends in cash during each quarterly period during calendar years 1998 and 1999 at a rate in excess of 3% of Stated Value per annum.

         (d) Dividend Adjustment. Following the date on which the final determination of 1999 EPS and 1999 Pro Forma EPS is made ("Final Determination Date"), as contemplated by Section 3(b), the Company will promptly (and in any event within five Business Days) determine the Aggregate Dividends Paid and the Aggregate Dividends Owed. If the Aggregate Dividends Paid is less than the Aggregate Dividends Owed, the Company will, prior to the expiration of such five-Business-Day period, pay to the holders of Preferred Stock a number of additional shares of Preferred Stock (the "Catch Up Dividend") with a Stated Value equal to the Dividend Adjustment Amount. In determining dividends payable on the next succeeding Dividend Payment Date following the Final Determination Date, the Company shall assume that the shares of Preferred Stock outstanding at the prior Dividend Payment Date included all additional shares issued in the Catch Up Dividend. If the Aggregate Dividends Paid is more than the Aggregate Dividends Owed, then the Dividend Adjustment Amount shall be offset against dividends payable on the next succeeding Dividend Payment Date or Dividend Payment Dates, as the case shall be.

         (e) Dividends Cumulative; Compounding. All dividends shall be cumulative, whether or not declared, on a daily basis from the Issue Date and shall be payable quarterly, in arrears, on each Dividend Payment Date commencing December 31, 1997. Dividends (in the form of additional dividends due) will compound quarterly on all unpaid dividends from the Dividend Payment Date with respect thereto until the date of payment at the Applicable Dividend Rate (as adjusted in accordance with this Section 3).

         (f) Payment in Kind; Fractional Shares. From the Issue Date through the fifth anniversary of the Issue Date, dividends declared may be paid, at the Company's option, either in cash or in additional shares of Preferred Stock (other than the Catch Up Dividend, which shall be paid in additional shares of Preferred Stock). Fractional shares of Preferred Stock shall not be issued in certificated form, but shall be deemed outstanding on the books of the Company and held of record by the appropriate stockholder for all purposes, including the payment of dividends. Uncertificated fractional shares held of record by a stockholder, when aggregating a whole share, shall be issued in whole share increments. After the fifth anniversary of the Issue Date, dividends are payable only in cash. The number of shares of Preferred Stock to be issued in circumstances when dividends are paid in the form of additional shares of Preferred Stock shall equal (x) the cash amount of the dividend that would have been payable had the dividend in question been paid in cash, divided by (y) the Stated Value, rounded to the nearest hundredth of a full share.

         (g) Increase in Rate. In the event that after the fifth anniversary of the Issue Date, the Company shall fail to pay dividends in cash on the Dividend Payment Date when due, the Applicable Dividend Rate applicable to any period in which any such dividends remain unpaid shall be increased by 0.5% of Stated Value per quarter for each quarter in which any such dividends remain unpaid (such rate increase, the "Dividend Increase"). The Applicable Dividend Rate plus the Dividend Increase applicable to any period shall not exceed the lesser of (I) 18.0% of Stated Value per annum and (ii) the maximum rate permitted by applicable law. After a Dividend Increase, when the Company pays all accrued and unpaid dividends, and upon the payment of dividends on the next Dividend Payment Date at the rate in effect prior to giving effect to any Dividend Increase, the annual dividend rate shall be decreased to the otherwise Applicable Dividend Rate.

         All dividends shall be paid pro rata to the holders entitled thereto.

         Section 4. Liquidation Rights of Preferred. In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the holders of the Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Company available for distribution to its shareholders, whether such assets are capital, surplus, or earnings, before any payment or declaration and setting apart for payment of any amount shall be made in respect of any other class of Capital Stock of the Company (other than Parity Securities) whether currently authorized or hereafter created, an amount equal to $1,000 per share plus an amount equal to all accrued and unpaid dividends thereon, whether or not earnings are available in respect of such dividends or such dividends have been declared, to and including the date full payment shall be tendered to the holders of the Preferred Stock with respect to such liquidation, dissolution or winding-up, and no more (the "Liquidation Preference"). If upon any liquidation, dissolution, or winding-up of the Company, whether voluntary or involuntary, the assets to be distributed to the holders of the Preferred Stock, along with the holders of Parity Securities, if any, shall be insufficient to permit the payment to such shareholders of the full preferential amounts aforesaid, then all of the assets of the Company shall be distributed ratably to the holders of the Preferred Stock and such Parity Securities on the basis of the amount due on such liquidation if there were sufficient assets held by each such shareholder. Neither a consolidation or merger of the Company with or into any other company nor a merger of any other company with or into the Company, nor a sale or transfer of all or any part of the Company's assets for cash, securities or other property, will be considered a liquidation, dissolution or winding-up of the Company.

         Section 5.  Redemptions.

         (a)     Optional Redemption.

                 (I) The Company may, at the option of the Board of Directors, redeem, to the extent of funds legally available therefor, at any time on or after the fourth anniversary of the Issue Date, in whole or in part, in the manner provided for in Section 5 hereof, any or all of the shares of the Preferred Stock, at a redemption price per share equal to (x) the Liquidation Preference plus (y) (A) the Redemption Premium (as defined below) multiplied by (B) the Liquidation Preference (minus any accrued and unpaid dividends from the Dividend Payment Date prior to the Optional Redemption
Date). The "Redemption Premium" shall equal the Applicable Dividend Rate on the Preferred Stock on the fourth anniversary of the Issue Date and shall decline ratably (pursuant to the table attached hereto as Annex I) from the fourth anniversary of the Issue Date to the Mandatory Redemption Date so that at the Mandatory Redemption Date the Redemption Premium of the Preferred Stock under this Section 5(a)(I) (y) shall be equal to zero. The redemption price per share determined under this Section 5(a)(I) is referred to herein as the "Optional Redemption Price" and the date fixed for redemption in accordance with Section 5 below is the "Optional Redemption Date." In the event of a redemption pursuant to this Section 5(a)(I) of only a portion of the then outstanding shares of the Preferred Stock, the Company shall effect such redemption on a pro rata basis according to the number of shares held by each record holder of the Preferred Stock, except that the Company may redeem such shares held by holders of fewer than 10 shares (or shares held by holders who would hold less than 10 shares as a result of such pro rata redemption), without regard to the pro rata requirements of this sentence.

                 (ii) To the extent a Change of Control has occurred and the Company has received a Control Notice from Participating Holders, the Company may, at the option of the Board, redeem, to the extent of funds legally available therefor all, but not less than all, of the Preferred Stock held by such Participating Holders on a date fixed by the Company, which date shall be no less than 20 days nor more than 90 days after receipt of the Control Notice or if the Control Notice is received more than 20 days prior to the date of the Change of Control no later than the date of the Change of Control (the "Special Redemption Date") in the manner provided for in Section 5 below at a redemption price per share equal to 101% of the Liquidation Preference (including, without limitation, an amount equal to a prorated dividend for the period from the Dividend Payment Date immediately prior to the Special Redemption Date to the Special Redemption Date) (the "Special Redemption Price").

         (b) Mandatory Redemption. On June 30, 2008 (the "Mandatory Redemption Date") the Company shall redeem, to the extent of funds legally available therefor, in the manner provided for in Section 5 hereof, all of the shares of the Preferred Stock then outstanding at a redemption price per share equal to the Liquidation Preference (including, without limitation, an amount equal to a prorated dividend for the period from the dividend payment date immediately prior to the Mandatory Redemption Date to the Mandatory Redemption Date) (the "Mandatory Redemption Price").

               Procedures for Redemption.

                 (I)      At least thirty (30) days and not more than sixty
(60) days prior to the date fixed for any redemption of the Preferred Stock in accordance with Section 5(a)(I) or Section 5(b) and at least five days prior to the Special Redemption Date for any redemption of the Preferred Stock in accordance with Section 5(a)(ii), written notice (the "Redemption Notice") shall be given by first class mail, postage prepaid, to each holder of record on the mailing date of such notice at such holder's address as it appears on the stock books of the Company (and by facsimile, if a record holder has provided a facsimile contact); provided that no failure to give such notice nor any deficiency therein shall affect the validity of the procedure for the redemption of any shares of Preferred Stock to be redeemed except as to the holder or holders to whom the Company has failed to give said notice or to whom such notice was defective. Any holder of Preferred Stock may exercise its conversion rights under Section 7(a) at any time up until 5:00 p.m. New York City time on the Business Day prior to the date fixed for redemption in accordance with this Section 5 (the "Redemption Date") and if not exercised prior to such time, such redemption right shall expire unless the Company defaults in making the payment due on redemption. The Redemption Notice shall state:

                          (A)     whether the redemption is pursuant to Section
5(a)(I), 5(a)(ii) or 5(b) hereof;

                          (B)     the Optional Redemption Price, the Special
Redemption Price or Mandatory Redemption Price, as the case may be;

                                whether all or less than all the outstanding
shares of the Preferred Stock are to be redeemed and the total number of shares of the Preferred Stock being redeemed;

                          (D)     the Redemption Date;

                          (E)     that the holder is to surrender to the
Company or its transfer agent, in the manner, at the place or places and at the price designated, his certificate or certificates representing the shares of Preferred Stock to be redeemed; and

                          (F)     that dividends on the shares of the Preferred
Stock to be redeemed shall cease to accumulate on such Redemption Date unless the Company defaults in the payment of the Optional Redemption Price, the Special Redemption Price or the Mandatory Redemption Price, as the case may be.

                 (ii) Each holder of Preferred Stock shall surrender the certificate or certificates representing such shares of Preferred Stock to the Company, duly endorsed (or otherwise in proper form for transfer, as determined by the Company), in the manner and at the place designated in the Redemption Notice, and on the Redemption Date the full Optional Redemption Price, Special Redemption Price or Mandatory Redemption Price, as the case may be, for such shares shall be payable in cash to the Person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be canceled and retired. In the event that less than all of the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

                 (iii) On and after the Redemption Date, unless the Company defaults in the payment of the applicable redemption price, dividends on the Preferred Stock called for redemption shall cease to accumulate on the Redemption Date, and all rights of the holders of redeemed shares shall terminate with respect thereto on the Redemption Date, other than the right to receive the Optional Redemption Price, Special Redemption Price or the Mandatory Redemption Price, as the case may be, without interest.

         Section 6.  Voting Rights.

         (a) General. The holders of Preferred Stock, except as otherwise required under Texas law or as set forth in Sections 6(b) and 6 below, shall not be entitled or permitted to vote on any matter required or permitted to be voted upon by the shareholders of the Company.

         (b) Amendments to Articles of Incorporation; Mergers and Similar Transactions. So long as any shares of the Preferred Stock are outstanding, the Company shall not (I) amend its Restated Articles of Incorporation (including this Statement of Resolution) so as to: (A) affect adversely the specified rights, preferences, privileges or voting rights of holders of shares of Preferred Stock (including any adjustment to the Stated Value) or (B) authorize the issuance of additional shares of any class of Senior Securities (or amend the provisions of any existing class of Capital Stock to make such class of Capital Stock Senior Securities) or (ii) merge, consolidate or enter into any other Reclassification that would (A) materially affect adversely the special or relative rights, preferences, privileges or voting rights of the Preferred Stock (including any adjustment to the Stated Value), or (B) result in a breach of any of the Company's obligations under this Statement of Resolution, without, in any such case, the affirmative vote or consent of holders of at least a Majority of the Preferred Stock, voting or consenting, as the case may be, as one class, given in person or by proxy, either in writing (to the extent permitted under the Company's Restated Articles of Incorporation) or by resolution adopted at an annual or special meeting of shareholders. Notwithstanding the foregoing, any amendment to the Restated Articles of Incorporation (including this Statement of Resolution) that would alter in any material respect the dividend rates, liquidation preference, redemption rights or conversion rights of the Preferred Stock shall require the affirmative vote or consent of each holder of Preferred Stock.

               Election of Directors.

                 (I) The foregoing notwithstanding, in the event of the Company's failure to pay dividends in accordance with Section 3, or the occurrence of one or more Events of Noncompliance, within 10 Business Days of such failure or such event, as the case may be, the Company shall notify each holder of Preferred Stock thereof in writing, and the number of directors constituting the Board shall thereupon be automatically increased so that the number of new directorships of the Board so created will constitute at least 25.0% (rounded up to the nearest whole number) of the entire Board, after giving effect to such increase, and the holders of the Preferred Stock shall have, in addition to the other voting rights provided herein, the exclusive and special right, voting separately as a class, to elect directors to fill such newly created directorships (and to fill any vacancy in such directorships until such time as the special voting rights provided by this Section 6(c)(I) shall terminate as set forth below). If the event giving rise to the special voting rights was a failure to pay dividends or an Event of Noncompliance described in Section 10(a)(iii), the special voting rights will continue until all accrued and unpaid dividends have been paid in full or all Events of Noncompliance have been cured, as the case may be, subject to revesting in the event of any future failure to pay dividends in accordance with the terms hereof or a subsequent Event of Noncompliance. Except as provided in the prior sentence, the special voting rights provided by this Section 6(c)(I) shall continue as long as any Preferred Stock is outstanding. If the special voting rights provided by this Section 6(c)(I) terminate, the terms of the additional directors elected by the holders of Preferred Stock pursuant to this Section 6(c)(I) shall terminate and the number of directors constituting the Board shall then be decreased to such number as constituted the whole Board immediately prior to the occurrence of the event giving rise to such special voting rights. The special voting rights provided in this Section 6(c)(I) shall not preclude or affect the exercise of any other rights or remedies provided hereby or by agreement, by law or otherwise upon the occurrence of any event giving rise to such special rights.

                 (ii) The foregoing notwithstanding, the Company will give notice to each holder of Preferred Stock within five days after the Company becomes aware of any Change of Control that has occurred or is reasonably likely to occur and, if a Change of Control occurs, the holders of a Majority of the Preferred Stock shall, by written notice to the Company and the other holders of Preferred Stock delivered before or 15 days after the Change of Control (a "Control Notice") have the right to elect a majority of the Board in accordance with this Section 6(c)(ii), unless the Company has theretofore redeemed shares of any holder of Preferred Stock participating in a Control Notice (each, a "Participating Holder") in accordance with Section 5(a)(ii). Any holder of Preferred Stock may, at any time within ten days after receipt of the Control Notice, elect to become a Participating Holder by delivery of written notice of such election to the Company and the other Participating Holders. If a Control Notice is received by the Company and the Company has not redeemed the shares of Preferred Stock held by all Participating Holders, upon the later to occur of (I) the occurrence of such Change of Control and
(ii) the date that the Company's redemption rights under Section 5(a)(ii) shall have expired, the number of directors constituting the Board shall thereupon be automatically increased by such number as will be necessary to constitute a majority of the total number of the members, after giving effect to such increase, of such Board, and the holders of the Preferred Stock shall have, in addition to the other voting rights provided herein, the exclusive, special and continuing right, voting separately as a class, to elect directors to fill such newly created directorships (and to fill any vacancy in such directorships) and to continually elect at least a majority of the Board as long as any Preferred Stock is outstanding.

                 (iii) The directors to be elected (or if such directors have been previously elected and any vacancy shall exist, such vacancy to be filled) by the holders of Preferred Stock (voting as a class) shall be elected (or filled) at (I) annual meetings of the shareholders of the Company, or (ii) a special meeting of the holders of Preferred Stock for the purpose of electing such directors (or filling any such vacancy), to be called by the Secretary of the Company upon the written request of the holders of record of 10% or more of the number of shares of Preferred Stock then outstanding; provided, however, that if the Secretary of the Company shall fail to call any such meeting within 10 days after any such request, such meeting may be called by any holder of Preferred Stock designated for that purpose by the holders of record of 10% or more of the number of shares of Preferred Stock then outstanding. At any meeting or at any adjournment thereof held for the purpose of electing directors at which the holders of shares of Preferred Stock shall have the special voting right provided by this Section 6(c), the presence, in person or by proxy, of the holders of the equivalent of a Majority of the Preferred Stock shall be required to constitute a quorum for the election of any director by the holders of the Preferred Stock exercising such special right. The special right of holders of shares of Preferred Stock under this Section
6 may be exercised by the written consent of the holders of shares of Preferred Stock then outstanding in accordance with the law of the Company's jurisdiction of incorporation at such time to the extent permitted by the Company's Restated Articles of Incorporation.

                 (iv) The foregoing notwithstanding, in the case of any vacancy in the office of a director occurring among the directors elected by the holders of the Preferred Stock pursuant to Section 6(c), the remaining director or directors so elected by the holders of the Preferred Stock may, by affirmative vote of a majority thereof (or the remaining director so elected if there is only one such director), elect a successor or successors to hold the office for the unexpired term of the director or directors whose place or places shall be vacant. Any director who shall have been elected by the holders of the Preferred Stock, or any director so elected as provided in the next preceding sentence hereof, shall be removed during the aforesaid term of office, whether with or without cause, only by the affirmative vote of the holders of a Majority of the Preferred Stock.

                 (v) The Company shall promptly take all necessary action to facilitate the implementation of the rights of the holders of Preferred Stock to appoint directors that are provided for under this Section 6.

         Section 7.  Conversion Rights.

         The Preferred Stock shall be convertible into Common Stock as follows:

         (a) Optional Conversion. Subject to and upon compliance with the provisions of this Section 7, the holder of any shares of Preferred Stock shall have the right at such holder's option, at any time or from time to time, to convert any shares of Preferred Stock into the number of fully paid and nonassessable shares of Common Stock set forth in Section 7(b).

         (b) Conversion Price. Each share of Preferred Stock converted pursuant to Section 7(a) shall be converted into such number of shares of Common Stock as is determined by dividing (I) the sum of (A) $1,000 plus (B) any dividends on such share of Preferred Stock which such holder is entitled to receive, but has not yet received (including, without limitation, an amount equal to a prorated dividend for the period from the Dividend Payment Date immediately prior to the Conversion Date to the Conversion Date), by (ii) the Conversion Price in effect on the Conversion Date. The Conversion Price shall be subject to adjustment as set forth in Section 7(d).

               Mechanics of Conversion. The holder of any shares of Preferred Stock may exercise the conversion right specified in Section 7(a) as to any part thereof by surrendering to the Company or any transfer agent of the Company the certificate or certificates for the shares to be converted, accompanied by written notice stating that the holder elects to convert all or a specified portion of the shares represented thereby. Conversion shall be considered to have been effected on the date when a holder of Preferred Stock delivers notice of an election to convert shares of Preferred Stock to the Company accompanied by certificates representing such shares, and such date is referred to herein as the "Conversion Date." Subject to the provisions of
Section 7(d), as promptly as practicable thereafter (and after surrender of the certificate or certificates evidencing the shares of Preferred

Stock or delivery to the Company of an affidavit and indemnity with respect to such certificates), the Company shall issue and deliver to or upon the written order of such holder a certificate or certificates for the number of full shares of Common Stock to which such holder is entitled and a check or cash with respect to any fractional interest in a share of Common Stock as provided in Section 7(h) hereof. Subject to the provisions of Section 7(d), the Person in whose name the certificate or certificates for Common Stock are to be issued shall be considered to have become a holder of record of such Common Stock on the Conversion Date. Upon conversion of only a portion of the number of shares covered by a certificate evidencing shares of Preferred Stock surrendered for conversion, the Company shall issue and deliver to or upon the written order of the holder of the certificate so surrendered for conversion, at the expense of the Company, a new certificate covering the number of shares of Preferred Stock representing the unconverted portion of the certificate so surrendered. The Company will use its best efforts to deliver all stock certificates required by this Section 7 within three business days after the Conversion Date.

         (d) Conversion Price Adjustments. The Conversion Price shall be subject to adjustment from time to time as follows:

                 (I) Stock Dividends. If the number of shares of Common Stock outstanding at any time after the date of issuance of Preferred Stock is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then immediately after the record date fixed for the determination of holders of Common Stock entitled to receive such stock dividend or the effective date of such subdivision or split-up, as the case may be, the Conversion Price shall be appropriately reduced so that the holder of any shares of Preferred Stock thereafter converted shall be entitled to receive the number of shares of Common Stock of the Company which he would have received immediately following such action had such shares of Preferred Stock been converted immediately prior thereto.

                 (ii) Combination of Stock. If the number of shares of Common Stock outstanding at any time after the date of issuance of Preferred Stock is decreased by a combination of the outstanding shares of Common Stock, then immediately after the effective date of such combination, the Conversion Price shall be appropriately increased so that the holder of any shares of Preferred Stock thereafter converted shall be entitled to receive the number of shares of Common Stock which he would have received immediately following such action had such shares of Preferred Stock been converted immediately prior thereto.

                 (iii)    Adjustments for Other Dividends and Distributions.
         In the event the Company at any time or from time to time after the Issue Date makes or issues, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities or other rights of the Company other than a dividend or other distribution payable solely in shares of Common Stock, then and in each such event provision shall be made so that the holders of Preferred Stock shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of securities or other rights of the Company which they would have received had their Preferred Stock been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the Conversion Date, retained such securities or other rights receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this Section 7 with respect to the rights of the holders of the Preferred Stock.

                 (iv) Reclassification, etc. In case of any Reclassification, each share of Preferred Stock shall, after such Reclassification, be convertible into the number of shares of stock or other securities or property to which the holder of the Common Stock issuable (at the time of such Reclassification) upon conversion of such share of Preferred Stock would have been entitled upon such Reclassification; and in any such case, if necessary, the provisions set forth herein with respect to the rights and interests thereafter of the holders of the shares of Preferred Stock shall be appropriately adjusted so as to be applicable, as nearly as possible, to any shares of stock or other securities or property thereafter deliverable on the conversion of the shares of Preferred Stock. If the holders of Common Stock have an election with respect to the stock, securities or other property to be received upon a Reclassification, the same election shall be afforded to the holders of Preferred Stock.

                 (v) Rounding of Calculations. All calculations under this Section 7(d) shall be made to the nearest cent or to the nearest one hundredth (1/100th) of a share, as the case may be.

                 (vi) Timing of Issuance of Additional Common Stock Upon Certain Adjustments. In any case in which the provisions of this
         Section 7(d) shall require that an adjustment shall become effective immediately after a record date for an event, the Company may defer until the occurrence of such event by (A) issuing to the holder of any shares of Preferred Stock converted after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the shares of Common Stock issuable upon such conversion before giving effect to such adjustment, and (B) paying to such holder any amount of cash in lieu of a fractional share of Common Stock pursuant to Section 7(h) hereof; provided, however, that the Company upon request shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares and such cash upon the occurrence of the event requiring such adjustment.

         (e) Statement Regarding Adjustments. Whenever the Conversion Price shall be adjusted as provided in Section 7(d), the Company shall forthwith file, at the office of any transfer agent for such Preferred Stock and at the principal office of the Company, a statement showing in detail the facts requiring such adjustment and the Conversion Price that shall be in effect after such adjustment, and the Company shall also cause a copy of such statement to be sent by mail, first class postage prepaid, to each holder of shares of Preferred Stock at the address appearing on the Company's records. Each such statement shall be signed by the Company's independent public accountants. Where appropriate, such copy may be given in advance and may be included as part of a notice required to be mailed under the provisions of
Section 7(f).

         (f) Notice to Holders. In the event the Company shall propose to take any action of the type described in Section 7(d)(I), (ii), (iii), or (iv) the Company shall give notice to each holder of shares of Preferred Stock affected by such action in the manner set forth in this Section 7(f), which notice shall specify the record date, if any, with respect to any such action and the approximate date on which such action is to take place. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Conversion Price and the number, kind or class of shares or other securities or property which shall be deliverable or purchasable upon the occurrence of such action or deliverable upon conversion of shares of Preferred Stock. In the case of any action which would require the fixing of a record date, such notice shall be given at least ten days prior to the date so fixed, and in the case of any other action, such notice shall be given at least 15 days prior to the taking of such proposed action. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.

         (g) Costs. The Company shall pay all documentary, stamp, transfer or other transactional taxes attributable to the issuance or delivery of shares of Common Stock of the Company upon conversion of any shares of Preferred Stock; provided, however, that the Company shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares in a name other than that of the holder of the shares of Preferred Stock in respect of which such shares are being issued.

         (h) Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of Preferred Stock. If more than one share of Preferred Stock shall be surrendered for conversion at any one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Preferred Stock so surrendered. In lieu of any fractional share to which the holder would otherwise be entitled, the Company shall pay cash equal to the product of such fraction multiplied by the Common Stock's Fair Market Value on the date of conversion.

         (I) Reservation of Stock Issuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

         (j) Notices. All notices and other communications required by the provisions of this Section 7 shall be in writing and shall be deemed to have been duly given if delivered personally, mailed by certified mail (return receipt requested) or sent by overnight delivery service, cable, telegram, facsimile transmission or telex to each holder of record at the address of such holder appearing on the books of the Company. Notice so given shall, in the case of notice so given by mail, be deemed to be given and received on the fourth calendar day after posting, in the case of overnight delivery service, on the date of actual delivery and, in the case of notice so given by cable, telegram, facsimile transmission, telex or personal delivery, on the date of actual transmission or, as the case may be, personal delivery.

         (k) No Dilution or Impairment. The Company shall not amend its Articles of Incorporation or participate in any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, for the purpose of avoiding or seeking to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in carrying out all such action as may be reasonably necessary or appropriate in order to protect the conversion rights of the holders of the Preferred Stock against dilution or other impairment.

         Section 8.  Restrictions and Limitations.

         (a) So long as any shares of Preferred Stock remain outstanding and except as set forth below, the Company shall not, and shall not permit any Subsidiary to, without the vote or written consent by the holders of a Majority of the Preferred Stock:

                 (I)      (A)     Declare or pay any dividend or make any other
payment or distribution on account of the Equity Interests of the Company (other than in respect of the Preferred Stock) or any of its Subsidiaries (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Subsidiaries) or to the direct or indirect holders of the Equity Interests of the Company or any of its Subsidiaries in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Senior Securities or Parity Securities (except that dividends payable on Parity Securities issued in accordance with the provisions hereof solely in Parity Securities of the same class or series, as the case may be, shall be permitted) of the Company, dividends or distributions payable to the Company or any Subsidiary of the Company or dividends or distributions made by a Subsidiary of the Company to all holders of its Common Stock on a pro rata basis)); and

                          (B)     Make any payment on or in respect of, or
purchase, redeem, defease or otherwise acquire or retire for value any Equity Interests (other than the Preferred Stock in accordance with Section 5 or any Equity Interests owned by the Company or any Subsidiary of the Company) except at Stated Maturity.

                 All such payments and other actions set forth in clauses (A) and (B) above shall be collectively referred to as "Restricted Payments".

                 Notwithstanding the foregoing, the Company shall be permitted to make Restricted Payments if, at the time of and after giving effect to such Restricted Payment:

                 (I) No Event of Noncompliance shall have occurred and be continuing or would occur as a consequence thereof; and

                 (II) The Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 8 (a)(v); and

                 (III) Such Restricted Payment, together with the aggregate of all other Restricted Payments made by the Company and its Subsidiaries after the Issue Date (excluding Restricted Payments permitted by clauses (v) and (w) of the next succeeding paragraph), is less than the sum of (I) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) commencing on the Issue Date to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus (ii) 100% of the aggregate net cash proceeds received by the Company from the issue or sale since the Issue Date of Equity Interests of the Company or of debt securities of the Company that have been converted into such Equity Interests (other than Equity Interests (or convertible debt securities) sold to a Subsidiary of the Company or conversion of the 6% Notes) subject to the provisions of Section 8(a)(vii), plus (iii) $7.5 million.

                 The foregoing provisions will not prohibit (u) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Section 8(a)(I); (v) the redemption, repurchase, retirement or other acquisition of any Equity Interests of the Company in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Subsidiary of the Company) of other Equity Interests of the Company (other than any Parity Securities); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement or other acquisition shall be excluded from clause (ii) of paragraph (III) above; (w) the defeasance, redemption or repurchase of Junior Securities or Parity Securities with the net cash proceeds from the substantially concurrent sale (other than to a Subsidiary of the Company) of Equity Interests of the Company (other than Parity Securities); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement or other acquisition shall be excluded from clause (ii) of paragraph (III) above; (x) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Subsidiary of the Company held by any member of the Company's (or any of its Subsidiaries') management pursuant to any management equity subscription agreement or stock option agreement in effect as of the Issue Date; provided that (A) the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $250,000 in any 12-month period plus the aggregate cash proceeds received by the Company during such 12-month period from any reissuance of Equity Interests by the Company to members of management of the Company and its Subsidiaries, and (B) no Event of Noncompliance shall have occurred and be continuing immediately after such transaction; and (y) so long as no Event of Noncompliance shall have occurred and be continuing, ordinary dividends paid by the Company in respect of its Common Stock in an aggregate amount not to exceed $2.5 million since the Issue Date.

                 The amount of all Restricted Payments (other than cash) shall be the fair market value (evidenced by a resolution of the Board of Directors or a committee of the Board of Directors having at least one Independent director set forth in an Officers' Certificate delivered to each holder of Preferred Stock) on the date of the Restricted Payment of the asset(s) proposed to be transferred by the Company or such Subsidiary, as the case may be, pursuant to the Restricted Payment. Not later than the date of making any Restricted Payment, the Company shall deliver to each holder of Preferred Stock an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 8(a)(I) were computed, which calculations may be based upon the Company's latest available financial statements.

                 For purposes of this Section 8(a)(I), capitalized terms used and not defined herein shall have the meanings assigned to them in the Indenture as in effect on the Issue Date.

                 (ii) Authorize or issue, or obligate itself to issue, any Senior Securities;

                 (iii) Increase or decrease (other than by redemption or conversion) the total number of authorized shares of Preferred Stock;

                 (iv) Enter any agreement, contract or understanding or otherwise incur any obligation which by its terms would violate, be in conflict with, restrict or burden the rights of the holders of Preferred Stock, or the Company's ability to perform its obligations hereunder;

                 (v) Directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Indebtedness) or issue any Parity Securities (other than as contemplated by Section 3) unless the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Parity Securities are issued would have been at least 1.75 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Parity Securities had been issued, as the case may be, at the beginning of such four-quarter period.

         The foregoing provisions will not apply to:

                          (A) the incurrence by the Company of Indebtedness under the Credit Agreement (and guarantees thereof by the Guarantors) in an aggregate principal amount at any time outstanding (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Subsidiaries thereunder) not to exceed the greater of (x) $600.0 million and (y) the sum of (A) 80% of the Eligible Receivables and (B) 65% of Eligible Inventory, less, in the case of each of clause (x) and clause (y), the aggregate amount of all Net Proceeds of Asset Sales applied to permanently reduce the commitments with respect to such Indebtedness pursuant to
         Section 4.10 of the Indenture as in effect on the Issue Date;

                          (B) the incurrence by the Company of Permitted Indebtedness;

                                the incurrence by the Company or any of its Subsidiaries of Indebtedness represented by Capital Lease Obligations (whether or not incurred pursuant to sale and leaseback transactions), mortgage financing or purchase money obligations, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Company or such Subsidiary, in an aggregate principal amount not to exceed $15.0 million at any time outstanding;

                          (D) the incurrence by the Company or any of its Subsidiaries of Indebtedness ("Refinancing Indebtedness") in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund, Permitted Indebtedness or Indebtedness that was permitted to be incurred hereunder, provided that the principal amount (or accreted value, if applicable) of such Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness extended, refinanced, renewed, replaced, defeased or refunded;

                          (E) the incurrence by the Company or any of its Wholly Owned Subsidiaries of intercompany Indebtedness between or among the Company and any of its Wholly Owned Subsidiaries;

                          (F) the incurrence by the Company of Hedging Obligations that are incurred in the ordinary course of business for the purpose of fixing or hedging interest rate risk;

                          (G) the incurrence by the Company of Hedging Obligation under commodity hedging and currency exchange agreements; provided that, such agreements were entered into in the ordinary course of business for the purpose of limiting risks that arise in the ordinary course of business;

                          (H) the incurrence of Indebtedness of a guarantor represented by guarantees of Indebtedness of the Company that has been incurred in accordance with the terms hereof; and

                          (I) the incurrence by the Company of Indebtedness or the issuance by the Company of Junior Securities or Parity Securities (in addition to Indebtedness, Junior Securities or Parity Securities permitted by any other clause of this Section 8(a)(v)) in an aggregate principal amount (or accreted value, as applicable) at any time outstanding not to exceed $20.0 million.

                 For purposes of this Section 8(a)(v), capitalized terms used and not defined herein shall have the meanings assigned to them in the Indenture as in effect on the Issue Date.

                 (vi) Make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless
(A) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Subsidiary with an unrelated Person and (B) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving the aggregate consideration in excess of $2.0 million, the Company delivers to each holder of Preferred Stock a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (A) above and that such Affiliate Transaction has been approved by a majority of the disinterested
members of the Board of Directors and   with respect to an Affiliate
Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, the Company delivers to each holder of Preferred Stock an opinion as to the fairness to the holders of Preferred Stock of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing; provided that (w) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors or the payment of fees and indemnities to directors of the Company and its Restricted Subsidiaries in the ordinary course of business and consistent with the past practices of the Company or such Subsidiary, (x) loans or advances to employees in the ordinary course of business, (y) transactions between or among the Company and/or its Wholly Owned Subsidiaries and (z) Restricted Payments that are permitted by the provisions of Section 8(a)(I), in each case, shall not be deemed Affiliate Transactions.

                 For purposes of this Section 8(a)(vi), capitalized terms used and not defined herein shall have the meanings assigned to them in the Indenture as in effect on the Issue Date.

                 (vii) Make any Restricted Investment (as such term is defined in the Indenture as in effect on the Issue Date) unless the Company could borrow an additional $1.00 of Indebtedness under the Fixed Charge Coverage Ratio in Section 8(a)(v) above; except that, notwithstanding the foregoing, the Company shall be permitted to make a Restricted Investment if
(x) such Restricted Investment is made after the Issue Date and is sold for cash or otherwise liquidated or repaid for cash, in an amount equal to the lesser of (a) the cash return of capital with respect to such Restricted Investment (less the cost of disposition) and (b) the initial amount of such Restricted Investment or (y) such Restricted Investment is in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Subsidiary of the Company) of Equity Interests of the Company (other than any Senior Securities and Parity Securities); provided that the amount of any such net cash proceeds that are utilized for any such Restricted Investment made under (x) and (y) above shall be excluded from Section 8(a)(I)(III)(ii).

         Section 9.  No Reissuance of Preferred Stock.

         No share or shares of Preferred Stock acquired by the Company by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be canceled, retired and eliminated from the shares which the Company shall be authorized to issue.

         Section 10.  Events of Noncompliance.

         (a) Definition. An Event of Noncompliance will be deemed to have occurred if:

                 (I) the Company fails to make any redemption payment with respect to the Preferred Stock which it is obligated to make hereunder, whether or not such payment is legally permissible;

                 (ii) the Company breaches or otherwise fails to perform or observe the provisions of Section 8;

                 (iii) the Company breaches or otherwise fails to perform or observe any other covenant or agreement set forth herein or any covenant or agreement set forth in the Purchase Agreement (other than a covenant or agreement set forth in Section 5.14 (the breach of which Section 5.14 shall not be considered an Event of Noncompliance under this Section 10(a)(iii)) or in
Article 7 of the Purchase Agreement) and such breach or failure to perform or observe continues for a period of 60 days after notice thereof from any holder of Preferred Stock; or the Company breaches or otherwise fails to perform or observe any covenant or agreement set forth in Article 7 of the Purchase Agreement and such breach or failure to perform or observe continues for a period of 30 days after notice thereof from any holder of Preferred Stock; or

                 (iv) a Bankruptcy Event occurs with respect to the Company or any Subsidiary.

                 The Company shall promptly (and in any event within five days) after learning of (x) any failure by the Company to observe any covenant or agreement contained herein or in the Purchase Agreement or (y) any Event of Noncompliance, give notice thereof to each holder of Preferred Stock.

         (b)     Consequences of Certain Events of Noncompliance.

                 (I) If an Event of Noncompliance (other than the failure to pay timely dividends, which affects the dividend rate of the Preferred Stock as provided in Section 3) has occurred, the dividend rate on the Preferred Stock shall increase immediately to the lesser of (A) 18% per annum and (B) the maximum rate permitted by applicable law, and shall remain at such rate as long as any Preferred Stock is outstanding; provided, however, that if the Event of Noncompliance is one under Section 10(a)(iii), upon the cure of such Event of Noncompliance, the dividend rate shall be that which would otherwise be applicable but for the application of this Section 10(b)(I).

                 (ii) If any Event of Noncompliance has occurred, each holder of Preferred Stock will also have (A) rights pursuant to Section 6(c)(I), (B) any other rights which such holder may have been afforded under
any contract or agreement at any time and   any other rights which such
holder may have pursuant to applicable law.

         Section 11.  Waivers.

                 With the written consent of holders of a Majority of the Preferred Stock (or each holder of Preferred Stock to the extent required pursuant to the last sentence of Section 6(b)), the obligations of the Company and the rights of the holders of the Preferred Stock under this Statement of Resolution may be waived (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely). Upon the effectuation of each such waiver, the Company shall promptly give written notice thereof to the holders of Preferred Stock who have not previously consented thereto in writing.

                                                                         ANNEX 1

                                                       APPLICABLE DIVIDEND RATE
                                       --------------------------------------------------------
REDEMPTION PREMIUM APPLICABLE DURING THE             3%                7%               10%
FOLLOWING YEARS AFTER THE ISSUE DATE:                --                --               ---

                                         1        Non-Call          Non-Call          Non-Call
                                         2        Non-Call          Non-Call          Non-Call
                                         3        Non-Call          Non-Call          Non-Call
                                         4        Non-Call          Non-Call          Non-Call
                                         5         3.000%            7.000%           10.000%
                                         6         2.400%            5.600%            8.000%
                                         7         1.800%            4.200%            6.000%
                                         8         1.200%            2.800%            4.000%
                                         9         0.600%            1.400%            2.000%
                                        10         0.000%            0.000%            0.000%

To the extent a different Applicable Dividend Rate applies, a similar ratable decline shall apply.

         I, THE UNDERSIGNED, being the President of Pillowtex Corporation, do hereby execute this Statement of Resolution, declaring and certifying under penalties of perjury that the facts herein stated are true, and accordingly have hereunto set my hand this 18th day of December, 1997.



                                        /s/ JEFFREY D. CORDES
                                        ----------------------------------------
                                        Jeffrey D. Cordes
                                        President


                                        ATTEST:


                                        /s/ BRENDA SANDERS
                                        ----------------------------------------
                                        Brenda Sanders
                                        Assistant Secretary

                              ARTICLES OF AMENDMENT
                                      TO THE
                               AMENDED AND RESTATED
                             ARTICLES OF INCORPORATION
                                       OF
                               PILLOWTEX CORPORATION


     Pursuant to the provisions of Article 4.04 of the Texas Business Corporation Act, Pillowtex Corporation (the "Company") hereby adopts the following Articles of Amendment to the Articles of Incorporation.

     ARTICLE ONE.  The name of the corporation is Pillowtex Corporation.

     ARTICLE TWO. The following amendment to the Amended and Restated Articles of Incorporation was adopted by shareholders of the Company as of May 5, 1999:

     (a) The first paragraph of Article V of the Amended and Restated Articles of Incorporation be amended to read as follows:

                                 ARTICLE V

     The aggregate number of shares which the corporation is authorized to issue is 75,000,000 shares consisting of 55,000,000 shares of Common Stock, having a par value of $0.01 per share, and 20,000,000 shares of Preferred Stock, having a par value of $0.01 per share."

             [The remainder of Article V is not being amended.]

     ARTICLE THREE. The number of shares of Common Stock of the Company outstanding and entitled to vote was 14,183,852 at the time of the adoption of this amendment.

     ARTICLE FOUR. At the 1999 Annual Meeting of Shareholders, the holders of 12,077,693 shares of Common Stock outstanding and entitled to vote voted for this amendment and the holders of 785,527 shares of Common Stock outstanding and entitled to vote voted against this amendment.


     IN WITNESS WHEREOF, these Articles of Amendment are dated as of June 3, 1999.

                                         PILLOWTEX CORPORATION


                                         /s/  Brenda Sanders
                                         ----------------------------------
                                         Brenda Sanders
                                         Corporate Secretary